                                                                     EXHIBIT 2.1

                            Distribution Agreement

                           Dated as of May 11, 1999

                                 By and Among

                     Columbia/HCA Healthcare Corporation,

                           LifePoint Hospitals, Inc.

                                      and

                             Triad Hospitals, Inc.

                               Table of Contents

                                                                                                        Page
                                                                                                        ----
Article I         Definitions........................................................................     1

  Section 1.1.         Definitions...................................................................     1

Article II        Pre-Distribution Transactions; Certain Covenants...................................    10

  Section 2.1.         Restructuring Transactions....................................................    10
  Section 2.2.         Consents......................................................................    10
  Section 2.3.         Transfer and Assignment of Certain Licenses and Permits.......................    11
  Section 2.4.         Transfer and Assignment of Certain Business Agreements........................    11
  Section 2.5.         Transfers Not Effected Prior to the Distribution Date; Transfers Deemed
                       Effective as of the Distribution Date.........................................    12
  Section 2.6.         Securities Matters............................................................    13
  Section 2.7.         Conduct Prior to the Distribution Date........................................    13
  Section 2.8.         Resignations..................................................................    13
  Section 2.9.         Election of Officers..........................................................    14
  Section 2.10         Other Agreements..............................................................    14

Article III       The Distribution...................................................................    14

  Section 3.1.         Conditions Precedent to the Distribution......................................    14
  Section 3.2.         No Constraint.................................................................    15
  Section 3.3.         The Distribution..............................................................    16
  Section 3.4.         Fractional Shares.............................................................    16

Article IV        Covenants..........................................................................    17

  Section 4.1.         Further Assurances............................................................    17
  Section 4.2.         Certain Intellectual Property Matters.........................................    17
  Section 4.3.         Assumption and Satisfaction of Liabilities....................................    18
  Section 4.4.         Removal of Certain Guarantees.................................................    18
  Section 4.5.         No Representations or Warranties; Consents....................................    19
  Section 4.6.         Limitation on Solicitation of Employees.......................................    21
  Section 4.7.         LifePoint Registration Statement..............................................    21
  Section 4.8.         Triad Registration Statement..................................................    23
  Section 4.9.         Certain Real Estate Matters...................................................    24
 Section 4.10.         Personal Property.............................................................    25

Article V         Indemnification....................................................................    26

  Section 5.1.         Indemnification by Columbia/HCA...............................................    26
  Section 5.2.         Indemnification by LifePoint..................................................    27
  Section 5.3.         Indemnification by Triad......................................................    27
  Section 5.4.         Limitations on Indemnification Obligations....................................    28
  Section 5.5.         Procedures Regarding Indemnification..........................................    29
  Section 5.6.         Indemnification Payments......................................................    31
  Section 5.7.         Cooperation of the Parties with Respect to Actions and Third Party Claims.....    31
  Section 5.8.         Contribution..................................................................    32
  Section 5.9.         Survival of Indemnities; Exclusive Remedy.....................................    33

Article VI        Ancillary Agreements.........................................................................  33

  Section 6.1.         Generally...............................................................................  33

Article VII       Accounting Matters...........................................................................  33

  Section 7.1.         Settlement of Intercompany Accounts.....................................................  33
  Section 7.2.         Allocation of Prepaid Items and Reserves................................................  34
  Section 7.3.         Financial Accounting Treatment of Assets Transferred and Liabilities Assumed............  34
  Section 7.4.         Other Accounting Matters................................................................  35

Article VIII      Indemnification and Other Matters Relating To Government Programs............................  35

  Section 8.1.         Indemnification and Other Matters Relating to Pre-Distribution Period Cost Reports......  35
  Section 8.2.         Matters Relating to Post-Distribution Period Cost Reports...............................  38
  Section 8.3.         Cooperation on Reimbursement Matters....................................................  38
  Section 8.4.         Limitation..............................................................................  39

Article IX        Corporate Records and Information............................................................  39

  Section 9.1.         Provision, Transfer and Delivery of Applicable Corporate Records........................  39
  Section 9.2.         Access to Information...................................................................  40
  Section 9.3.         Confidentiality.........................................................................  40
  Section 9.4.         Litigation Cooperation..................................................................  41
  Section 9.5.         Retention of Records....................................................................  42
  Section 9.6.         Privileged Matters......................................................................  42
  Section 9.7.         Certain Matters.........................................................................  44

Article X         Interest On Payments.........................................................................  45

  Section 10.1.        Interest on Payments....................................................................  45

Article XI        Miscellaneous................................................................................  45

  Section 11.1.        Allocation of Costs and Expenses........................................................  45
  Section 11.2.        Termination; Amendment..................................................................  46
  Section 11.3.        Disputes................................................................................  46
  Section 11.4.        Consent to Jurisdiction.................................................................  47
  Section 11.5.        Waiver of Jury Trial....................................................................  47
  Section 11.6.        Notices.................................................................................  48
  Section 11.7.        Entire Agreement........................................................................  49
  Section 11.8.        Assignment..............................................................................  50
  Section 11.9.        Survival of Agreements and Covenants....................................................  50
  Section 11.10.       No Third Party Beneficiaries............................................................  50
  Section 11.11.       Waiver..................................................................................  50
  Section 11.12.       Severability............................................................................  50
  Section 11.13.       Governing Law...........................................................................  50
  Section 11.14.       Counterparts............................................................................  51
  Section 11.15.       Headings................................................................................  51

                            Distribution Agreement


          Distribution Agreement (this "Agreement") dated as of May 11, 1999 by and among Columbia/HCA Healthcare Corporation, a Delaware corporation (together with its successors and permitted assigns, "Columbia/HCA"), LifePoint Hospitals, Inc., a Delaware corporation (together with its successors and permitted assigns, "LifePoint"), and Triad Hospitals, Inc., a Delaware corporation (together with its successors and permitted assigns, "Triad").

                             W i t n e s s e t h:
                             --- - - - - - - - -

          Whereas, the Board of Directors of Columbia/HCA has determined that it is in the best interests of Columbia/HCA and its stockholders (i) to separate certain of the businesses of Columbia/HCA and its Subsidiaries from the other businesses conducted by Columbia/HCA and its Subsidiaries by transferring certain businesses to each of LifePoint and Triad, (ii) to distribute on a pro rata basis to the holders of Columbia/HCA Common Stock (as hereinafter defined) all of the outstanding shares of LifePoint Common Stock (as hereinafter defined) and Triad Common Stock (as hereinafter defined) owned by Columbia/HCA (which, as of the Distribution Date (as hereinafter defined), will constitute 100% of the issued and outstanding shares of LifePoint Common Stock and Triad Common Stock), and (iii) to effect the other transactions contemplated by this Agreement; and

          Whereas, the parties have determined that it is necessary and desirable to set forth in this Agreement the principal corporate transactions required to effect the Distribution (as hereinafter defined) and to set forth other agreements that will govern certain other matters following such Distribution;

          Now, Therefore, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1.  Definitions. As used herein, the following terms have
                        -----------
the following meanings:

          "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitration tribunal, whether at law or in equity.

          "Affiliate" means, with respect to a specified person, any person that directly or indirectly controls, is controlled by or is under common control with the specified person. A person shall be deemed to control another person if such first person has the power to direct or cause the direction of the management and policies of such other person, whether through ownership of voting securities, by contract or otherwise.

          "Ancillary Agreements" means all of the agreements identified on

Exhibit A hereto.
---------

          "Assets" means all properties, rights, contracts, leases and claims, of every kind and description, wherever located, whether tangible or intangible, and whether real, personal or mixed.

          "Benefits Agreement" means the Benefits and Employment Matters Agreement by and among Columbia/HCA, LifePoint and Triad, entered into on or before the Distribution Date, as amended from time to time.

          "Books and Records" means all books, records, manuals, agreements and other materials (in any form or medium), including, without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, account records, sales order files, litigation files, computer files, microfiche, tape recordings, photographs, patient and medical records, and Medicare cost report files and workpapers.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Columbia/HCA Assets" means the Assets of Columbia/HCA and its Subsidiaries, after giving effect to the Restructuring Transactions and the Distribution. Any positive recovery which results from resolution of a proceeding or claim which is an Indemnified Matter shall be deemed to be a Columbia/HCA Asset.

          "Columbia/HCA Common Stock" means the outstanding shares of common stock, $0.01 par value per share, and nonvoting common stock, $0.01 par value per share, of Columbia/HCA.

          "Columbia/HCA Group" means Columbia/HCA and its Subsidiaries, after giving effect to the Restructuring Transactions and the Distribution.

          "Columbia/HCA Group Business" means the business now or formerly conducted by Columbia/HCA and its present and former Subsidiaries, but excluding
(i) the LifePoint Group Business and (ii) the Triad Group Business.

          "Columbia/HCA Group Records" is defined in Section 9.1(a) below.
                                                     --------------

          "Columbia/HCA Indemnitees" means (i) Columbia/HCA and, after giving effect to the Restructuring Transactions and the Distribution, each of its Affiliates, and (ii) each of the directors, officers, employees and agents of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

          "Columbia/HCA Liabilities" means (i) Liabilities, whether arising before, on or after the Distribution Date, incurred in connection with the conduct or operation of the Columbia/HCA Group Business, or ownership or use of the Columbia/HCA Assets; (ii) Liabilities arising from any claim against LifePoint, Triad, or any of their Affiliates, which claim is based upon facts and circumstances occurring prior to the Distribution Date and is covered by an insurance policy maintained by Columbia/HCA and listed on Exhibit H hereto,
                                                          ---------
without regard to deductible amounts, coinsurance amounts or policy limits, and
(iii) Liabilities arising from any worker's compensation claim against LifePoint, Triad, or any of their Affiliates if the injury or condition giving rise to the claim was incurred on or before the Distribution Date.

          "Commission" means the Securities and Exchange Commission.

          "Compliance Agreement" means an agreement setting forth the agreement of the party executing such agreement to comply with applicable Laws and to take specified actions intended to permit such compliance to be monitored.

          "Consents" is defined in Section 2.2 below.
                                   -----------

          "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents heretofore entered into and to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise arising out of or relating to the transactions contemplated by this Agreement, which shall be in such form as the parties agree.

          "Cost Reports" is defined in Section 8.1(a) below.
                                       --------------

          "Disputes" is defined in Section 11.3(a) below.
                                   ---------------

          "Distribution" means the LifePoint Distribution and the Triad Distribution, collectively.

          "Distribution Agent" means National City Bank, in its capacity as distribution agent.

          "Distribution Date" means the date on which the Distribution shall be effective, as determined by the Board of Directors of Columbia/HCA.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Hospital" is defined in Section 5.1(d) below.
                                            --------------

          "Exclusion Order" is defined in Section 5.1(d) below.
                                          --------------

          "Facilities" is defined in Section 8.1 below.
                                     -----------

          "Funded Debt" means indebtedness for money borrowed.

          "Government Investigations" is defined in Section 5.1 below.
                                                    -----------

          "Governmental Authority" means any federal, state, local, foreign or international government, agency, bureau, board, commission, court, department, official, or other regulatory, administrative or governmental authority.

          "Group" means any of the Columbia/HCA Group, the LifePoint Group or the Triad Group, as the context requires.

          "HCFA" means the United States Health Care Financing Administration.

          "Indemnified Matters" is defined in Section 5.1 below.
                                              -----------

          "Indemnifying Party" is defined in Section 5.4(a) below.
                                             --------------

          "Indemnitee" is defined in Section 5.4(a) below.
                                     --------------

          "Information Statement" means the information statement to be sent in connection with the Distribution to holders of record of Columbia/HCA Common Stock at the close of business on the Record Date.

          "Insurance Allocation and Administration Agreement" means the Insurance Allocation and Administration Agreement by and among Columbia/HCA, LifePoint and Triad, entered into on or before the Distribution Date, as amended from time to time.

          "Insurance Proceeds" means, with respect to any insured party, those monies, net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured party, which are either: (i) received by an insured party from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured party.

          "IRS" means the Internal Revenue Service.

          "Law" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country or any foreign or domestic state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality or any Governmental Authority thereof.

          "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, under any law, rule, regulation, action, order, injunction or decree of any governmental entity or under any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "Liens" means any mortgages, pledges, liens, security interests, easements, rights of way, restrictions, covenants, encumbrances, encroachments, or charges of any kind.

          "LifePoint Assets" means all Assets reflected as Assets of LifePoint on the LifePoint Balance Sheet and all other Assets that are determined by Columbia/HCA in its sole discretion to be associated primarily or exclusively with the LifePoint Group Business.

          "LifePoint Balance Sheet" means the most recent consolidated balance sheet of LifePoint included in the LifePoint Form 10.

          "LifePoint By-laws" means the By-laws of LifePoint in the form attached as Exhibit B hereto.
            ---------

          "LifePoint Certificate" means the certificate of incorporation of LifePoint in the form attached as Exhibit C hereto.
                                  ---------

          "LifePoint Common Stock" means the outstanding shares of common stock, $0.01 par value per share, of LifePoint.

          "LifePoint Distribution" means the distribution on the Distribution Date of all outstanding shares of LifePoint Common Stock owned by Columbia/HCA to the holders of Columbia/HCA Common Stock at the close of business on the Record Date.

          "LifePoint Form 10" means the registration statement filed on Form 10 pursuant to the Exchange Act (File No. 0-29818), which was declared effective by the Commission on April 27, 1999, as such registration statement was amended through the effective date.

          "LifePoint Group" means LifePoint and its Subsidiaries, as constituted upon completion of the Restructuring Transactions.

          "LifePoint Group Business" means the business conducted at the hospitals and other healthcare facilities which constitute the operations of LifePoint and its Subsidiaries as of the Distribution Date, as described in the LifePoint Form 10, including the business conducted at such hospitals and other healthcare facilities prior to the Distribution Date.

          "LifePoint Group Records" is defined in Section 9.1(b) below.
                                                  --------------

          "LifePoint Indemnitees" means (i) LifePoint and, after giving effect to the Restructuring Transactions and the Distribution, each of its Affiliates, and (ii) each of the directors, officers, employees and agents of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

          "LifePoint Liabilities" means (i) Liabilities of LifePoint or, after giving effect to the Restructuring Transactions and the Distribution, any of its Subsidiaries, whether arising before, on or after the Distribution Date, including all Liabilities incurred in connection with the conduct or operation of any LifePoint Group Business, the ownership or use of any of the LifePoint Assets, or the establishment or maintenance of, or contributions to, any employee benefit plan (as defined in Section 3(3) of ERISA) for the benefit of persons employed by any LifePoint Group Business, (ii) Liabilities arising in connection with any transfer or attempted transfer of any Asset to the LifePoint Group, including, without limitation, Liabilities arising in connection with the failure to obtain any Consent or to comply with any requirement of Law, and
(iii) all Liabilities reflected as liabilities or obligations on the LifePoint Balance Sheet; provided, however, that the following Liabilities are not LifePoint Liabilities: (1) Liabilities arising from any claim based upon facts and circumstances occurring prior to the Distribution Date and covered by an insurance policy maintained by Columbia/HCA and listed on Exhibit D hereto, without regard to deductible amounts, coinsurance amounts or policy limits, (2) Liabilities arising from any worker's compensation claim if the injury or condition giving rise to the claim was incurred on or before the Distribution Date, and (3) Liabilities that are Columbia/HCA Liabilities or Triad Liabilities.

          "LifePoint Option" means options to purchase shares of LifePoint Common Stock granted to certain officers of Columbia/HCA on or prior to the Distribution Date.

          "LifePoint Option Shares" means the shares of LifePoint Common Stock issuable upon exercise of the LifePoint Option.

          "LifePoint Permitted Exceptions" means (1) Liens for taxes, water, sewer and other service or use charges and fees, and other State, local or municipal charges and assessments, not yet due and payable as of the Distribution Date, (2) Liens for any indebtedness shown on the LifePoint Balance Sheet and Liens for any contractual or other obligation to be retained by any of the LifePoint Group following the Distribution Date, (3) standard printed exceptions customarily set forth in ALTA title reports or title policies as in use in the jurisdiction in which the real property is located, (4) equity, joint venture or other similar interests of others identified in Exhibit E in any of
                                                           ---------
the hospitals and related medical facilities and professional office buildings set forth on Exhibit E, (5) easements, encroachments, covenants, restrictions,
             ---------
rights of way, defects, irregularities or encumbrances on title which do not materially impair the use of such real property for the purpose for which it is used as of the Distribution Date, (6) zoning and other municipal ordinances which are not violated in any material respect by existing improvements and the present use made of the premises, (7) any other Liens or title defects or irregularities which do not, in the aggregate, materially and adversely affect the LifePoint Group Business (taken as a whole), and (8) Liens identified on Exhibit E.
---------

          "LifePoint Real Property" means the real property set forth on Exhibit
                                                                         -------
E, relating to the hospitals and related medical facilities and professional
-
office buildings of the LifePoint Group.

          "LifePoint Registration Statement" means a registration statement under the Securities Act, on such form as may be appropriate thereunder, to effect the registration of the LifePoint Option Shares and the resale thereof.

          "Listing" means the listing of the LifePoint Common Stock and the Triad Common Stock on NASDAQ.

          "Losses" means, with respect to any matter for which a person is entitled to indemnification pursuant to Article V hereof (including any Indemnified Matter), any and all losses, liabilities, damages, settlements, claims, fines, penalties, costs and expenses (including reasonable attorneys' fees, but not including time spent by employees of such person) actually incurred by such person arising from such matter, but excluding consequential damages.

          "Marks" is defined in Section 4.2(a) below.
                                --------------

          "Monthly Statement" is defined in Section 8.1(f) below.
                                            --------------

          "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

          "OIG" means the Office of Inspector General.

          "Post-Distribution Periods" is defined in Section 8.2(a) below.
                                                    --------------

          "Pre-Distribution Periods" is defined in Section 8.1(a) below.
                                                   --------------

          "Privilege" is defined in Section 9.6(a) below.
                                    --------------

          "Privileged Information" is defined in Section 9.6(c) below.
                                                 --------------

          "Reconciling Payment" is defined in Section 8.1(f) below.
                                              --------------

          "Record Date" means such date as is designated by Columbia/HCA's Board of Directors as the record date for determining the stockholders of Columbia/HCA entitled to receive the Distribution.

          "Restructuring Transactions" means (i) the series of transactions, the form and sequence of which shall be directed by Columbia/HCA in its sole discretion, undertaken for the purpose of (a) assigning, transferring and conveying to LifePoint (or to the appropriate member of the LifePoint Group) the LifePoint Assets, (b) effecting the assumption by LifePoint (or by the appropriate member of the LifePoint Group) of the LifePoint Liabilities, (c) assigning, transferring and conveying to Triad (or to the appropriate member of the Triad Group) the Triad Assets, and (d) effecting the assumption by Triad (or by the appropriate member of the Triad Group) of the Triad Liabilities, and shall also mean (ii) any transaction undertaken at the direction or with the consent of Columbia/HCA for the purpose of confirming the right, title and interest of Columbia/HCA to the Columbia/HCA Assets and the responsibility of Columbia/HCA for the Columbia/HCA Liabilities.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Social Security Act" means the Social Security Act, as amended.

          "Subsidiary" means, with respect to any entity, (i) any corporation in which such entity, directly or indirectly, owns or controls, at the time of determination, at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not stock of any other class or classes of such corporation shall have or might have voting power by reason of the occurrence of a contingency); or (ii) any non-corporate entity in which such entity either (a) directly or indirectly, at the time of determination, has at least a majority ownership interest, or (b) at the date of determination, is a general partner or an entity performing similar functions (for example, manager of a limited liability company or a trustee of a trust).

          "Tax" has the meaning set forth in the Tax Agreement.

          "Tax Agreement" means the Tax Sharing and Indemnification Agreement by and among Columbia/HCA, LifePoint and Triad, entered into on or before the Distribution Date, as amended from time to time.

          "Third Party Claim" is defined in Section 5.5(a) below.
                                            --------------

          "Triad Assets" means all Assets reflected as Assets of Triad on the Triad Balance Sheet and all other Assets that are determined by Columbia/HCA in its sole discretion to be associated primarily or exclusively with the Triad Group Business.

          "Triad Balance Sheet" means the most recent consolidated balance sheet of Triad included in the Triad Form 10.

          "Triad By-laws" means the By-laws of Triad in the form attached as Exhibit F hereto.
---------

          "Triad Certificate" means the certificate of incorporation of Triad in the form attached as Exhibit G hereto.
                     ---------

          "Triad Common Stock" means the outstanding shares of common stock, $0.01 par value per share, of Triad.

          "Triad Distribution" means the distribution on the Distribution Date of all outstanding shares of Triad Common Stock owned by Columbia/HCA to the holders of Columbia/HCA Common Stock at the close of business on the Record Date.

          "Triad Form 10" means the registration statement filed on Form 10 pursuant to the Exchange Act (File No. 0-29816), which was declared effective by the Commission on April 27, 1999, as such registration statement was amended through the effective date.

          "Triad Group" means Triad and its Subsidiaries, as constituted upon completion of the Restructuring Transactions.

          "Triad Group Business" means the business conducted at the hospitals and other healthcare facilities which constitute the operations of Triad and its Subsidiaries as of the Distribution Date, as described in the Triad Form 10, including the business conducted at such hospitals and other healthcare facilities prior to the Distribution Date.

          "Triad Group Records" is defined in Section 9.1(c) below.
                                              --------------

          "Triad Indemnitees" means (i) Triad and, after giving effect to the Restructuring Transactions and the Distribution, each of its Affiliates, and
(ii) each of the directors, officers, employees and agents of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

          "Triad Liabilities" means (i) Liabilities of Triad or, after giving effect to the Restructuring Transactions and the Distribution, any of its Subsidiaries, whether arising before, on or after the Distribution Date, including all Liabilities incurred in connection with the conduct or operation of any Triad Group Business, the ownership or use of any of the Triad Assets, or the establishment or maintenance of, or contributions to, any employee benefit plan (as defined in Section 3(3) of ERISA) for the benefit of persons employed by any Triad Group Business, (ii) Liabilities arising in connection with any transfer or attempted transfer of any Asset to the Triad Group, including, without limitation, Liabilities arising in connection with the failure to obtain any Consent or to comply with any requirement of Law, and (iii) all Liabilities reflected as liabilities or obligations on the Triad Balance Sheet; provided, however, that the following Liabilities are not Triad Liabilities: (1) Liabilities arising from any claim based upon facts and circumstances occurring prior to the Distribution Date and covered by an insurance policy maintained by Columbia/HCA and listed on Exhibit D hereto, without regard to deductible
                           ---------
amounts, coinsurance amounts or policy limits, (2) Liabilities arising from any worker's compensation claim if the injury or condition giving rise to the claim was incurred on or before the Distribution Date, and (3) Liabilities that are Columbia/HCA Liabilities or LifePoint Liabilities.

          "Triad Option" means options to purchase shares of Triad Common Stock granted to certain officers of Columbia/HCA on or prior to the Distribution Date.

          "Triad Option Shares" means the shares of Triad Common Stock issuable upon exercise of the Triad Option.

          "Triad Permitted Exceptions" means (1) Liens for taxes, water, sewer and other service or use charges and fees, and other State, local or municipal charges and assessments, not yet due and payable as of the Distribution Date,
(2) Liens for any indebtedness shown on the Triad Balance Sheet and Liens for any contractual or other obligation to be retained by any of the Triad Group following the Distribution Date, (3) standard printed exceptions customarily set forth in ALTA title reports or title policies as in use in the jurisdiction in which the real property is located, (4) equity, joint venture or other similar interests of others identified in Exhibit H in any of the hospitals and related medical facilities and professional office buildings set forth on Exhibit H, (5)
                                                                  ---------
easements, encroachments, covenants, restrictions, rights of way, defects, irregularities or encumbrances on title which do not materially impair the use of such real property for the purpose for which it is used as of the Distribution Date, (6) zoning and other municipal ordinances which are not violated in any material respect by existing improvements and the present use made of the premises, (7) any other Liens or title defects or irregularities which do not, in the aggregate, materially and adversely affect the Triad Group Business (taken as a whole), and (8) Liens identified on Exhibit H.

          "Triad Real Property" means the real property set forth on Exhibit H,
                                                                     ---------
relating to the hospitals and related medical facilities and professional office buildings of the Triad Group.

          "Triad Registration Statement" means a registration statement under the Securities Act, on such form as may be appropriate thereunder, to effect the registration of the Triad Option Shares and the resale thereof.

                                  ARTICLE II

               PRE-DISTRIBUTION TRANSACTIONS; CERTAIN COVENANTS

          Section 2.1.  Restructuring Transactions. Each of Columbia/HCA,
                        --------------------------
LifePoint and Triad shall take all necessary action to cause, effect and consummate the Restructuring Transactions. In connection with the Restructuring Transactions, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments. Any transfers of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on public registries.

          Section 2.2.  Consents. The parties hereto shall cooperate and shall
                        --------
use their reasonable efforts to obtain any third-party consents or approvals that are required to consummate the Restructuring Transactions, the Distribution and the other transactions contemplated hereby (the "Consents").

          Section 2.3.  Transfer and Assignment of Certain Licenses and Permits.
                        -------------------------------------------------------

                  (a)    Licenses and Permits Relating to the LifePoint Group
                         ----------------------------------------------------
     Business. On or prior to the Distribution Date, or as soon as reasonably
     --------
     practicable thereafter, each of Columbia/HCA and Triad shall take all necessary action to duly and validly transfer, or cause to be duly and validly transferred, to the appropriate member of the LifePoint Group all transferable licenses, permits and authorizations issued by any Governmental Authority, if any, that relate primarily or exclusively (as determined by Columbia/HCA in its sole discretion) to the LifePoint Group Business but which are held in the name of Columbia/HCA or Triad, or any of their respective Subsidiaries, employees, officers, directors, stockholders or agents.

                  (b)    Licenses and Permits Relating to the Triad Group
                         ------------------------------------------------
     Business. On or prior to the Distribution Date, or as soon as reasonably
     --------
     practicable thereafter, each of Columbia/HCA and LifePoint shall take all necessary action to duly and validly transfer, or cause to be duly and validly transferred, to the appropriate member of the Triad Group all transferable licenses, permits and authorizations issued by any Governmental Authority, if any, that relate primarily or exclusively (as determined by Columbia/HCA in its sole discretion) to the Triad Group Business but which are held in the name of Columbia/HCA or LifePoint, or any of their respective Subsidiaries, employees, officers, directors, stockholders or agents.

          Section 2.4.  Transfer and Assignment of Certain Business Agreements.
                        ------------------------------------------------------

                  (a)    Transfer and Assignment of LifePoint Group Business
                         ---------------------------------------------------
     Agreements. On or prior to the Distribution Date, or as soon as reasonably
     ----------
     practicable thereafter, and subject to the limitations set forth in this
     Section 2.4, each of Columbia/HCA and Triad shall take all necessary action
     -----------
     to assign, transfer and convey, or cause to be assigned, transferred and conveyed, to the appropriate member of the LifePoint Group all of its (or any of its Subsidiaries') right, title and interest in and to any and all agreements, if any, that relate primarily or exclusively (as determined by Columbia/HCA in its sole discretion) to the LifePoint Group Business or any member of the LifePoint Group.

                  (b)  Transfer and Assignment of Triad Group Business
                       -----------------------------------------------
     Agreements. On or prior to the Distribution Date, or as soon as reasonably
     ----------
     practicable thereafter, and subject to the limitations set forth in this
     Section 2.4, each of Columbia/HCA and LifePoint shall take all necessary
     -----------
     action to assign, transfer and convey, or cause to be assigned, transferred and conveyed, to the appropriate member of the Triad Group all of its (or any of its Subsidiaries') right, title and interest in and to any and all agreements, if any, that relate primarily or exclusively (as determined by Columbia/HCA in its sole discretion) to the Triad Group Business or any member of the Triad Group.

               (c)  Joint Agreements. Subject to the provisions of this Section
                    ----------------                                    -------
     2.4, any agreement to which any party hereto (or, after giving effect to
     ---
     the Restructuring Transactions and the Distribution, any of such party's Subsidiaries) is a party that inures to the benefit of more than one of the Columbia/HCA Group Business, the LifePoint Group Business and the Triad Group Business shall be assigned in part, on or prior to the Distribution Date or as soon as reasonably practicable thereafter, as directed by Columbia/HCA in its sole discretion with the intention that each Group shall continue to possess the rights and benefits, and be subject to the obligations, inuring to its business under such agreement.


               (d)  Obligations of Assignees. The assignee of any agreement
                    ------------------------
     assigned, in whole or in part, pursuant to this Section 2.4 shall assume
                                                     -----------
     and agree to pay, perform and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred prior to, on or subsequent to the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date); provided, however, that each assignor shall promptly upon request from an assignee reimburse such assignee for any payments made by such assignee pursuant to an assigned agreement which were due prior to the Distribution Date, but not timely paid by the assignor. In the case of a partial assignment under Section 2.4(c) above, such assignee shall assume
                                --------------
     and agree to pay, perform and discharge the related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as directed by Columbia/HCA in its sole discretion in connection with such partial assignment.

          Section 2.5.  Transfers Not Effected Prior to the Distribution Date;
                        ------------------------------------------------------
Transfers Deemed Effective as of the Distribution Date. To the extent that any
------------------------------------------------------
transfers contemplated by this Article II shall not have been consummated on or
                               ----------
prior to the Distribution Date, each party hereto shall cooperate (and shall cause each of its Subsidiaries to cooperate) to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require any party to, or constitute an agreement to, transfer any Assets or assume any Liabilities which would require the Consent of a third party which Consent had not been obtained or which otherwise by its terms or by operation of Law cannot be transferred or assumed. If any such transfer of Assets or Liabilities has not been consummated, or if an attempted transfer of any Asset would be ineffective or would adversely affect the rights of any party hereto so that such party would not receive all rights to such Asset, from and after the Distribution Date the party required to transfer such Asset shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such

Asset or Liability been transferred or assumed as contemplated hereby. As and when any such Asset or Liability becomes transferable or assumable, such transfer shall be effected forthwith. As of the Distribution Date, each party hereto (or, as applicable, such Subsidiary of such party) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party (or, after giving effect to the Restructuring Transactions and the Distribution, any Subsidiary of such party) is entitled to acquire or required to assume pursuant to the terms of this Agreement.

          Section 2.6. Securities Matters. (a) LifePoint shall cooperate with
                       ------------------
     Columbia/HCA and Triad to prepare, and Columbia/HCA shall cause to be mailed to the holders of Columbia/HCA Common Stock at the close of business on the Record Date, for receipt by such holders prior to the Distribution Date, the Information Statement. Columbia/HCA and LifePoint shall cooperate in preparing and filing with the Commission any registration statements which it is necessary or advisable to file prior to the Distribution Date in respect of any employee benefit or other plan involving securities of LifePoint contemplated by the Benefits Agreement.

                 (b) Triad shall cooperate with Columbia/HCA and LifePoint to prepare, and Columbia/HCA shall cause to be mailed to the holders of Columbia/HCA Common Stock at the close of business on the Record Date, for receipt by such holders prior to the Distribution Date, the Information Statement. Columbia/HCA and Triad shall cooperate in preparing and filing with the Commission any registration statements which it is necessary or advisable to file prior to the Distribution Date in respect of any employee benefit or other plan involving securities of Triad contemplated by the Benefits Agreement.

          Section 2.7.  Conduct Prior to the Distribution Date. Prior to the
                        --------------------------------------
Distribution Date, the businesses of the LifePoint Group and the Triad Group shall be operated for the sole benefit of Columbia/HCA.

          Section 2.8.  Resignations.
                        ------------

                  (a)   Subject to Section 2.8(d) below, Columbia/HCA shall
                                   --------------
     cause all of its employees and all of the employees of its Subsidiaries to resign, effective as of 11:59 p.m. on the Distribution Date, from all positions as officers or directors of any Subsidiary of LifePoint in which they serve, and LifePoint shall cause all of its employees and all of the employees of its Subsidiaries to resign, effective as of 11:59 p.m. on the Distribution Date, from all positions as officers or directors of any Subsidiary of Columbia/HCA in which they serve.

                  (b)   Subject to Section 2.8(d) below, Columbia/HCA shall
                                   --------------
     cause all of its employees and all of the employees of its Subsidiaries to resign, effective as of 11:59 p.m. on the Distribution Date, from all positions as officers or directors of any Subsidiary of Triad in which they serve, and Triad shall cause all of its employees and all of the employees of its Subsidiaries to resign, effective as of 11:59 p.m. on the Distribution Date, from all positions as officers or directors of any Subsidiary of Columbia/HCA in which they serve.

               (c)  Subject to Section 2.8(d) below, LifePoint shall cause all
                               --------------
     of its employees and all of the employees of its Subsidiaries to resign, effective as of 11:59 p.m. on the Distribution Date, from all positions as officers or directors of any Subsidiary of Triad in which they serve, and Triad shall cause all of its employees and all of the employees of its Subsidiaries to resign, effective as of 11:59 p.m. on the Distribution Date, from all positions as officers or directors of any Subsidiary of LifePoint in which they serve.

               (d) No person shall be required by any party hereto to resign from any position or office with another party hereto if such person has been appointed by the Board of Directors of the relevant entity to hold such position or office following the Distribution.

          Section 2.9.  Election of Officers. On or prior to the Distribution
                        --------------------
Date, each of Columbia/HCA, LifePoint and Triad shall, as applicable, take all actions necessary and desirable so that, as of the Distribution Date, the executive officers of LifePoint and Triad will be as set forth in the LifePoint Form 10 or the Triad Form 10, as the case may be.

          Section 2.10.  Other Agreements. On or prior to the Distribution Date,
                         ----------------
or (in the case of agreements other than the Ancillary Agreements) as soon as reasonably practicable thereafter, each of Columbia/HCA, LifePoint and Triad shall take all necessary action to execute and deliver, or cause to be executed and delivered, (a) the Ancillary Agreements, and (b) any other agreements in respect of the Restructuring Transactions and the Distribution as are necessary or appropriate in connection with the transactions contemplated hereby and thereby.

                                  ARTICLE III

                               THE DISTRIBUTION

          Section 3.1.  Conditions Precedent to the Distribution. The
                        ----------------------------------------
Distribution shall be subject to, in the sole discretion of Columbia/HCA, the fulfillment or waiver of each of the following conditions:

                    (a) the Board of Directors of Columbia/HCA shall have declared the Distribution, established the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution to the extent not provided for herein;

                    (b) any necessary regulatory approvals shall have been received;

                    (c) the LifePoint Form 10 and the Triad Form 10 each shall have become effective under the Exchange Act and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto;

                    (d) all necessary permits, registrations and consents required under the securities or blue sky laws of states or other political subdivisions of the United States of America in connection with the transactions contemplated by this Agreement shall have been received or become effective;

                    (e) Columbia/HCA shall have elected or caused the election of the Board of Directors of LifePoint, as named in the LifePoint Form 10, and the LifePoint Certificate and the LifePoint By-laws shall be in effect;

                    (f) Columbia/HCA shall have elected or caused the election of the Board of Directors of Triad, as named in the Triad Form 10, and the Triad Certificate and the Triad By-laws shall be in effect;

                    (g) each of the LifePoint Common Stock and the Triad Common Stock shall have been approved for listing on NASDAQ, subject to official notice of issuance;

                    (h) each of the Ancillary Agreements shall have been executed and delivered by the parties thereto and shall be in full force and effect;

                    (i) Columbia/HCA shall have received a private letter ruling from the IRS (in form and substance satisfactory to Columbia/HCA) regarding the federal income tax treatment of the Restructuring Transactions and the Distribution, and in respect of such other matters as Columbia/HCA shall have deemed appropriate or desirable;

                    (j) the Restructuring Transactions shall have been effected; and

                    (k) consummation of the Distribution and the other transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered, or shall have threatened to enact, issue, promulgate or enter, any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which materially restricts, prevents or prohibits consummation of such transactions.

          Section 3.2. No Constraint. Notwithstanding the provisions of Section
                       -------------                                    -------
3.1 above, the fulfillment or waiver of any or all of the conditions precedent
---
to the Distribution set forth therein shall not:

                    (a) create any obligation on the part of Columbia/HCA to effect the Distribution;

                    (b)  in any way limit Columbia/HCA's right and power under
     Section 11.2 below to terminate this Agreement and to abandon the
     ------------
     Distribution; or

                    (c)  alter the consequences of any such termination under
     Section 11.2 below from those specified therein.
     ------------

          Section 3.3.  The Distribution. On or before the Distribution Date,
                        ----------------
subject to satisfaction or waiver of the conditions set forth in this Agreement, Columbia/HCA shall deliver to the Distribution Agent certificates representing all of the then outstanding shares of LifePoint Common Stock and Triad Common Stock owned by Columbia/HCA (which, as of the Distribution Date, will constitute 100% of the issued and outstanding shares of LifePoint Common Stock and Triad Common Stock), endorsed in blank, and shall instruct the Distribution Agent to distribute to each holder of record of Columbia/HCA Common Stock at the close of business on the Record Date certificates representing one share of LifePoint Common Stock and one share of Triad Common Stock for every nineteen shares of Columbia/HCA Common Stock so held. LifePoint agrees to provide all certificates for shares of LifePoint Common Stock that the Distribution Agent shall require to effect the LifePoint Distribution, and Triad agrees to provide all certificates for shares of Triad Common Stock that the Distribution Agent shall require in order to effect the Triad Distribution.

          Section 3.4.  Fractional Shares. Notwithstanding anything herein to
                        -----------------
the contrary, no fractional shares of LifePoint Common Stock or Triad Common Stock shall be issued in connection with the Distribution, and any such fractional share interests to which a stockholder would otherwise be entitled will not entitle such stockholder to vote or to any rights of a stockholder of LifePoint or Triad, as the case may be. In lieu of any such fractional shares, each stockholder who, but for the provisions of this Section 3.4, would be
                                                     -----------
entitled to receive a fractional share of LifePoint Common Stock or Triad Common Stock pursuant to the LifePoint Distribution or the Triad Distribution, or both, shall be paid cash, without any interest thereon, as hereinafter provided. Columbia/HCA shall instruct the Distribution Agent to determine the number of whole shares and fractional shares of LifePoint Common Stock and Triad Common Stock allocable to each stockholder, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of stockholders who otherwise would be entitled to receive fractional share interests and to distribute to each such stockholder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amount required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Columbia/HCA. Solely for purposes of computing fractional shares pursuant to this Section 3.4, the beneficial owner of shares of LifePoint Common
                 -----------
Stock or Triad Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.

                                  ARTICLE IV

                                   COVENANTS

          Section 4.1.  Further Assurances. From and after the Distribution
                        ------------------
Date, each of the parties hereto will execute and deliver, and cause its Subsidiaries to execute and deliver, such further instruments and documents and take such other actions as any other party hereto may reasonably request in order to carry out the transactions contemplated by this Agreement or by any of the Ancillary Agreements. Without limitation of the foregoing, each of the parties hereto will take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement or by any of the Ancillary Agreements, including, without limitation, executing, and causing its Subsidiaries to execute, such other instruments and documents as may be reasonably required to assign, transfer, convey and vest in the proper party ownership of its respective Assets or to effect the assumption by the proper party of its respective Liabilities, using its reasonable efforts to obtain any Consents, and making any filings and applications and taking all such further reasonable actions as shall be necessary or desirable in order to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

          Section 4.2.  Certain Intellectual Property Matters.
                        -------------------------------------

                 (a) Except as otherwise specifically set forth elsewhere herein, from and after the Distribution Date, no party hereto, directly or indirectly, shall use (or permit any of its Subsidiaries to use) any name or any other trademark, service mark or trade name (collectively, the "Marks") owned and used by any other party hereto (or, after giving effect to the Restructuring Transactions and the Distribution, any Subsidiary of any other party hereto) or any trade name, service mark or trademark likely to cause confusion with any such Mark, except (i) pursuant to a license agreement entered into in connection with the transactions contemplated hereby or (ii) for such Marks or portions thereof which, as used, are descriptive, generic or are not likely to cause confusion.

                 (b) From and after the Distribution Date, each party hereto (and each of their respective Subsidiaries) shall have the right to use existing brochures, packaging, labeling, containers, linens, supplies, advertising materials and any similar materials bearing any Mark, which such party (and any such Subsidiary) does not have to right to use pursuant to Section 4.2 (a) above, until the earlier of (i) one year after the
        -----------
     Distribution Date and (ii) the date existing stocks of such material are exhausted. Each party hereto shall (and shall cause each of its Subsidiaries to) comply with all applicable laws or regulations in any use of packaging or labeling containing the Marks.

                 (c) Each party hereto agrees to use its reasonable efforts to (and to cause each of its Subsidiaries to) cease using the Marks of any other party (or, after giving effect to the Restructuring Transactions and the Distribution, any

     Subsidiary of any other party hereto) on buildings, cars, trucks and other fixed assets as soon as possible but in any event within a period not to exceed one year after the Distribution Date.

               (d) From and after the Distribution Date, no party hereto shall represent or permit to be represented to any third person that it (or any of its Subsidiaries) has a business affiliation with any other party hereto (or, after giving effect to the Restructuring Transactions and the Distribution, any Subsidiary of any other party hereto), except as expressly permitted by this Section 4.2 or by any of the Ancillary
                                 -----------
     Agreements.


          Section 4.3.  Assumption and Satisfaction of Liabilities. Except as
                        ------------------------------------------
otherwise specifically set forth in any Ancillary Agreement, from and after the Distribution Date:

                 (a) Columbia/HCA shall take all necessary action to assume, pay, perform and discharge, or cause to be assumed, paid, performed and discharged, all Columbia/HCA Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution;

                 (b) LifePoint shall take all necessary action to assume, pay, perform and discharge, or cause to be assumed, paid, performed and discharged, all LifePoint Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

                 (c) Triad shall take all necessary action to assume, pay, perform and discharge, or cause to be assumed, paid, performed and discharged, all Triad Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution.

          Section 4.4.  Removal of Certain Guarantees.
                        -----------------------------

                 (a)    Removal of Columbia/HCA as Guarantor of LifePoint
                        -------------------------------------------------
     Liabilities and Triad Liabilities. Except as otherwise contemplated by the
     ---------------------------------
     Restructuring Transactions or as specified in any Ancillary Agreement or on
     Exhibit I hereto, each of Columbia/HCA, LifePoint and Triad shall use its
     ---------
     reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Columbia/HCA (and, after giving effect to the Restructuring Transactions and the Distribution, any Subsidiary of Columbia/HCA) removed as a guarantor of, or obligor under or for, any LifePoint Group Liability or Triad Group Liability, as the case may be, including, without limitation, in respect of any agreement (or part thereof) assigned to LifePoint or Triad (or, after giving effect to the Restructuring Transactions and the Distribution, any of their respective Subsidiaries) pursuant to Section 2.4 above.
                               -----------

               (b)  Removal of LifePoint as Guarantor of Columbia/HCA
                    -------------------------------------------------
     Liabilities and Triad Liabilities. Except as otherwise contemplated by the
     ---------------------------------
     Restructuring Transactions or as specified in any Ancillary Agreement or on
     Exhibit I hereto, each of Columbia/HCA, LifePoint and Triad shall use its
     ---------
     reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, LifePoint (and, after giving effect to the Restructuring Transactions and the Distribution, any Subsidiary of LifePoint) removed as a guarantor of, or obligor under or for, any Columbia/HCA Group Liability or Triad Group Liability, as the case may be, including, without limitation, in respect of any agreement (or part thereof) assigned to Columbia/HCA or Triad (or, after giving effect to the Restructuring Transactions and the Distribution, any of their respective Subsidiaries) pursuant to Section 2.4 above.
                               -----------

               (c)  Removal of Triad as Guarantor of Columbia/HCA Liabilities
                    ---------------------------------------------------------
     and LifePoint Liabilities. Except as otherwise contemplated by the
     -------------------------
     Restructuring Transactions or as specified in any Ancillary Agreement or on
     Exhibit I hereto, each of Columbia/HCA, LifePoint and Triad shall use its
     ---------
     reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Triad (and, after giving effect to the Restructuring Transactions and the Distribution, any Subsidiary of Triad) removed as a guarantor of, or obligor under or for, any Columbia/HCA Group Liability or LifePoint Group Liability, as the case may be, including, without limitation, in respect of any agreement (or part thereof) assigned to Columbia/HCA or LifePoint (or, after giving effect to the Restructuring Transactions and the Distribution, any of their respective Subsidiaries) pursuant to Section 2.4 above.
                 -----------

               (d)  Indemnification Relating to Guarantees. If (x) Columbia/HCA,
                    --------------------------------------
     LifePoint or Triad, or any of their respective Subsidiaries, as the case may be, cannot be removed as a guarantor or obligor as set forth in Section
                                                                         -------
     4.4(a), (b) or (c) above or (y) Liabilities arise from and after the
     ------   -      -            -
     Distribution Date but before a guarantor or obligor with reference to any such Liability is removed pursuant to Section 4.4(a), (b) or (c) above,
                                           --------------   -      -
     then such guarantor or obligor shall be indemnified and held harmless for all Liabilities incurred by it in its capacity as guarantor or obligor by
     (i) Columbia/HCA with respect to any Columbia/HCA Liabilities, (ii) LifePoint with respect to any LifePoint Liabilities, and (iii) Triad with respect to any Triad Liabilities.

          Section 4.5.  No Representations or Warranties; Consents.
                        ------------------------------------------

               (a)  General. Each of the parties hereto understands and agrees
                    -------
     that no party hereto, or to any other agreement or document contemplated by this Agreement (including the Ancillary Agreements and Conveyancing and Assumption Instruments, and any agreements or documents contemplated thereby), is making any representation or warranty whatsoever, including, without limitation, any representation or warranty:

                    (i) as to the value or freedom from encumbrance of, or any other matter concerning, any Assets of such party; or

                    (ii) as to the legal sufficiency to convey title to any Asset.

     Each of the parties hereto confirms that it is not relying on any representation or warranty made by any other party hereto or any other person in connection with its execution and delivery of this Agreement.

               (b)  Disclaimer of Merchantability or Fitness of Assets. Each
                    --------------------------------------------------
     party hereto understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the Assets either transferred to or retained by the Columbia/HCA Group, the LifePoint Group or the Triad Group, as the case may be, pursuant to the Restructuring Transactions and the other terms and provisions of this Agreement, any Ancillary Agreement, any Conveyancing and Assumption Instrument or any other agreement or document, and all such Assets which are so transferred will be transferred on an "as is, where is" basis, and the party to which any such Assets are transferred hereunder, or which retains Assets hereunder, shall bear the economic and legal risk that any conveyances of such Assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such Assets shall be other than good and marketable and free from encumbrances.

               (c)  Acknowledgment of Disclosure and Waiver. Each of LifePoint
                    ---------------------------------------
     and Triad acknowledges, for itself and on behalf of each of its Subsidiaries, that:

                    (i) Columbia/HCA has disclosed, and LifePoint and Triad have knowledge of, all matters pertaining to the Assets to be conveyed to the LifePoint Group or the Triad Group pursuant to the Restructuring Transactions or otherwise pursuant to this Agreement to the same extent that Columbia/HCA or any of its Affiliates has knowledge of such matters; and

                    (ii) such knowledge constitutes notice and disclosure of such matters.

     Each of LifePoint and Triad waives, to the fullest extent permitted by Law, for itself and for each of its Subsidiaries, any and all claims or causes of action which any of them may have arising out of such matters or the failure of any Conveyancing and Assumption Instrument to describe or refer to, or provide notice of, any such matters.

               (d)  No Representations or Warranties Regarding Consents. Each of
                    ---------------------------------------------------
     the parties hereto understands and agrees that no party hereto, or to any other agreement or document contemplated by this Agreement (including the Ancillary Agreements and Conveyancing and Assumption Instruments, and any agreement or document contemplated thereby) is making any representation or warranty whatsoever that the obtaining of any Consents, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Laws. Each of the parties hereto further agrees and understands that the party to which any Assets are transferred as contemplated by the Restructuring Transactions or this Agreement shall bear the economic and legal risk that any Consents are not obtained or that any requirements of Laws are not complied with.

          Section 4.6.  Limitation on Solicitation of Employees. Each of
                        ---------------------------------------
Columbia/HCA, LifePoint and Triad agrees, for itself and, after giving effect to the Restructuring Transactions and the Distribution, its Subsidiaries and Affiliates, that it shall not directly or indirectly, or in connection with any other person, firm or entity approach, counsel, or induce any employee of any other party hereto or, after giving effect to the Restructuring Transactions and the Distribution, any of such other party's Subsidiaries or Affiliates, to leave his or her employment at any time prior to the second anniversary of the Distribution Date without the prior written consent of such other party.

          Section 4.7.  LifePoint Registration Statement.
                        --------------------------------

                  (a)   Registration. Subject to this Section 4.7, LifePoint
                        ------------                  -----------
     will cause to be filed within 120 days after the Distribution Date the LifePoint Registration Statement, and LifePoint agrees to effect no later than 210 days after the Distribution Date (i) the registration and/or qualification with, or the approval of, any governmental authority under the Securities Act and any applicable state securities laws of the LifePoint Option and the LifePoint Option Shares and the resale thereof and
     (ii) the listing of the LifePoint Option Shares on NASDAQ, in each case as may be required to permit the exercise of the LifePoint Option and the sale or other disposition of the LifePoint Option Shares. LifePoint may, upon written notice to Columbia/HCA, defer filing the LifePoint Registration Statement, and may withhold efforts to cause the LifePoint Registration Statement to become effective, for a reasonable period of time, but not in excess of 60 days, if LifePoint has made a good faith determination that such registration would require the disclosure of material information which LifePoint has a bona fide business purpose for preserving as confidential or that LifePoint is unable to comply with SEC requirements.

                  (b)   Effectiveness. LifePoint shall keep effective and
                        -------------
     maintain the LifePoint Registration Statement and any other registration, qualification or listing of the LifePoint Option Shares required pursuant to this Section 4.7, and shall from time to time amend or supplement the
             -----------
     LifePoint Registration Statement and the prospectus used in connection therewith to the extent necessary in order to comply with the Securities Act and applicable state securities laws, until the date that (i) the LifePoint Option has been exercised in its entirety and (ii) the LifePoint Option Shares either (x) have been sold or (y) may be sold without being registered under Section 5 of the Securities Act or in reliance upon an exemption therefrom. If, after the LifePoint Registration Statement becomes effective, LifePoint advises the holders of the LifePoint Option and the LifePoint Option Shares that LifePoint considers it appropriate for the LifePoint Registration Statement to be amended, such holders shall suspend any further exercises of the LifePoint Option and any sales of the LifePoint Option Shares until LifePoint advises them that the LifePoint Registration Statement has been amended, provided, that LifePoint shall use file such amendment and cause it to become effective as expeditiously as possible under the circumstances and in any event within 60 days of the date that such notice is given to the holders.

               (c)  Expenses. All expenses incident to the obligations of
                    --------
     LifePoint under Sections 4.7(a) and 4.7(b) hereof (including, without
                     --------------      ------
     limitation, registration fees, printing or document reproduction expenses, and fees and expenses of its counsel and accountants) shall be borne by LifePoint, and all other expenses incident to the disposition by each holder of the LifePoint Option Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) shall be borne by such holder.

               (d)  Information. Columbia/HCA agrees to cause each holder of the
                    -----------
     LifePoint Option to furnish to LifePoint such information as LifePoint may from time to time reasonably request in connection with the LifePoint Registration Statement and related prospectus, any amendment or supplement thereto or any other filings required by this Section 4.7, and, for so long
                                                   -----------
     as the registration, qualification, approval or listing remains effective, promptly after the sale or any other disposition by him or her of LifePoint Option Shares, to give LifePoint written notice of same.

               (e)  Indemnification under this Section 4.7. LifePoint agrees to
                    --------------------------------------
     indemnify and hold harmless, to the extent permitted by law, the holders of the LifePoint Option and hold them harmless at all times after the date hereof from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs or expenses, including, without limitation, attorneys' fees, under the Securities Act, state securities laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in the LifePoint Registration Statement or related prospectus relating to the registration or qualification of the LifePoint Option Shares, or (B) any omission or alleged omission to state in the LifePoint Registration Statement or related prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such liabilities, losses, damages, settlements, claims, costs or expenses arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to LifePoint by the holders expressly for use in the LifePoint Registration Statement or related prospectus. If the offering pursuant to this Section 4.7 is made through underwriters, LifePoint agrees to enter
          -----------
     into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters to the same extent as provided above with respect to the indemnification of the holders. The procedures to be followed in connection with the rights of indemnification provided in this
     Section 4.7(e) are set forth in Article V hereof.
     --------------                  ---------

               Section 4.8.   Triad Registration Statement.
                              ----------------------------

                       (a)    Registration. Subject to this Section 4.8, Triad
                              ------------                  -----------
     will cause to be filed within 120 days after the Distribution Date the Triad Registration Statement, and Triad agrees to effect no later than 210 days after the Distribution Date (i) the registration and/or qualification with, or the approval of, any governmental authority under the Securities Act and any applicable state securities laws of the Triad Option and the Triad Option Shares and the resale thereof and (ii) the listing of the Triad Option Shares on NASDAQ, in each case as may be required to permit the exercise of the Triad Option and the sale or other disposition of the Triad Option Shares. Triad may, upon written notice to Columbia/HCA, defer filing the Triad Registration Statement, and may withhold efforts to cause the Triad Registration Statement to become effective, for a reasonable period of time, but not in excess of 60 days, if Triad has made a good faith determination that such registration would require the disclosure of material information which Triad has a bona fide business purpose for preserving as confidential or that Triad is unable to comply with SEC requirements.

                       (b)    Effectiveness. Triad shall keep effective and
                              -------------
     maintain the Triad Registration Statement and any other registration, qualification or listing of the Triad Option Shares required pursuant to this Section 4.8, and shall from time to time amend or supplement the Triad
          -----------
     Registration Statement and the prospectus used in connection therewith to the extent necessary in order to comply with the Securities Act and applicable state securities laws, until the date that (i) the Triad Option has been exercised in its entirety and (ii) the Triad Option Shares either
     (x) have been sold or (y) may be sold without being registered under
     Section 5 of the Securities Act or in reliance upon an exemption therefrom.
     ---------
     If, after the Triad Registration Statement becomes effective, Triad advises the holders of the Triad Option and the Triad Option Shares that Triad considers it appropriate for the Triad Registration Statement to be amended, such holders shall suspend any further exercises of the Triad Option and any sales of the Triad Option Shares until Triad advises them that the Triad Registration Statement has been amended, provided, that Triad shall use file such amendment and cause it to become effective as expeditiously as possible under the circumstances and in any event within 60 days of the date that such notice is given to the holders.


                       (c)    Expenses. All expenses incident to the obligations
                              --------
     of Triad under Sections 4.8(a) and 4.8(b) hereof (including, without
                    --------------      ------
     limitation, registration fees, printing or document reproduction expenses, and fees and expenses of its counsel and accountants) shall be borne by Triad, and all other expenses incident to the disposition by each holder of the Triad Option Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) shall be borne by such holder.


                    (d)  Information. Columbia/HCA agrees to cause each holder
                         -----------
     of the Triad Option to furnish to Triad such information as Triad may from time to time reasonably request in connection with the Triad Registration Statement and related prospectus, any amendment or supplement thereto or any other filings required by this Section 4.8, and, for so long as the
                                        -----------
     registration, qualification, approval or listing remains effective, promptly after the sale or any other disposition by him or her of Triad Option Shares, to give Triad written notice of same.

                    (e)  Indemnification under this Section 4.8. Triad agrees to
                         --------------------------------------
     indemnify and hold harmless, to the extent permitted by law, the holders of the Triad Option and hold them harmless at all times after the date hereof from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs or expenses, including, without limitation, attorneys' fees, under the Securities Act, state securities laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in the Triad Registration Statement or related prospectus relating to the registration or qualification of the Triad Option Shares, or (B) any omission or alleged omission to state in the Triad Registration Statement or related prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such liabilities, losses, damages, settlements, claims, costs or expenses arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Triad by the holders expressly for use in the Triad Registration Statement or related prospectus. If the offering pursuant to this Section 4.8 is made
                                                             -----------
     through underwriters, Triad agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters to the same extent as provided above with respect to the indemnification of the holders. The procedures to be followed in connection with the rights of indemnification provided in this Section 4.8(e) are set forth in Article V
                                                                      ---------
     hereof.


               Section 4.9.  Certain Real Estate Matters
                             ---------------------------

               Columbia/HCA shall, to the fullest extent permitted by law, indemnify and hold harmless each of the LifePoint Indemnitees from and against any and all Losses which are actually incurred by the LifePoint Indemnitees within one year after the Distribution Date and which Losses arise from (i) the failure of the LifePoint Group to have, on the Distribution Date, good indefeasible fee title to, or a valid leasehold interest in, as applicable, the LifePoint Real Property free and clear of any and all Liens on and as of the Distribution Date except LifePoint Permitted Exceptions, (ii) any matter (not constituting a LifePoint Permitted Exception) that would be reflected on a current survey of the LifePoint Real Property as of the Distribution Date, which materially and adversely affects the LifePoint Group Business (taken as a whole), and
     (iii) an incorrect legal description of the LifePoint Real Property as of the Distribution Date that materially and adversely affects the LifePoint Group Business (taken as a whole). Columbia/HCA shall, to the fullest extent permitted by law, indemnify and hold harmless each of the Triad Indemnitees from and against any and all Losses which are actually incurred by the Triad Indemnitees within one year after the Distribution Date and which Losses arise from (i) the failure of the Triad Group to have, on the Distribution Date, good indefeasible fee title to, or a valid leasehold interest in, as applicable, the Triad Real Property free and clear of any and all Liens on and as of the Distribution Date except Triad Permitted Exceptions, (ii) any matter (not constituting a Triad Permitted Exception) that would be reflected on a current survey of the Triad Real Property as of the Distribtion Date, which materially and adversely affects the Triad Group Business (taken as a whole), and (iii) an incorrect legal description of the Triad Real Property as of the Distribution Date that materially and adversely affects the Triad Group Business (taken as a whole).

               Section 4.10.  Personal Property.
                              ------------------

               Columbia/HCA shall, to the fullest extent permitted by law, indemnify and hold harmless each of the LifePoint Indemnitees from and against any and all Losses which are actually incurred by the LifePoint Indemnitees within one year after the Distribution Date and which Losses arise from the failure of Columbia/HCA to transfer, or cause to be transferred, its right, title and interest to the personal property reflected on the LifePoint Balance Sheet to LifePoint free and clear of any and all Liens which secure Funded Debt existing on and as of the Distribution Date except (i) changes in inventory and accounts receivable, or other personal property disposed of, in the ordinary course of business,
     (ii) as disclosed on the LifePoint Balance Sheet (or in the notes thereto) and (iii) Liens securing Funded Debt which do not, in the aggregate, constitute a material adverse change from the financial condition of LifePoint reflected on the LifePoint Balance Sheet. Columbia/HCA shall, to the fullest extent permitted by law, indemnify and hold harmless each of the Triad Indemnitees from and against any and all Losses which are actually incurred by the Triad Indemnitees within one year after the Distribution Date and which Losses arise from the failure of Columbia/HCA to transfer, or cause to be transferred, its right, title and interest to the personal property reflected on the Triad Balance Sheet to Triad free and clear of any and all Liens which secure Funded Debt existing on and as of the Distribution Date except (i) changes in inventory and accounts receivable, or other personal property disposed of, in the ordinary course of business, (ii) as disclosed on the Triad Balance Sheet (or in the notes thereto) and (iii) Liens securing Funded Debt which do not, in the aggregate, constitute a material adverse change from the financial condition of Triad reflected on the Triad Balance Sheet.

                                   ARTICLE V

                                INDEMNIFICATION

          Section 5.1.  Indemnification by Columbia/HCA.
                        -------------------------------

                 (a) Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Columbia/HCA shall, to the fullest extent permitted by law, indemnify and hold harmless each of the LifePoint Indemnitees and the Triad Indemnitees from and against any and all Losses which are actually incurred by the LifePoint Indemnitees and the Triad Indemnitees, respectively, and which arise from
     (i) the Columbia/HCA Liabilities, (ii) the breach by Columbia/HCA or, after giving effect to the Restructuring Transactions and the Distribution, any of its Subsidiaries, of any contractual obligation arising under this Agreement, any of the Ancillary Agreements, or any of the Conveyancing and Assumption Instruments, or (iii) the Indemnified Matters; provided, however, that the indemnification provided for in this Section 5.1(a) shall
                                                            -------------
     exclude, and Columbia/HCA shall have no responsibility for, Losses arising out of or relating to acts, practices or omissions engaged in after the Distribution Date by LifePoint or Triad or any of their respective Subsidiaries or Affiliates.

                 (b)  For purposes of the indemnification specified in Section
                                                                       -------
     5.1(a) hereof, "Indemnified Matters" means (x) proceedings commenced by the
     ------
     United States Department of Justice and other federal and state governmental authorities (the "Government Investigations") of certain acts, practices or omissions alleged to have been engaged in by Columbia/HCA and its Subsidiaries and Affiliates prior to the Distribution Date with respect to Medicare, Medicaid, Medi-Cal and Champus patients regarding (i) allegedly improper coding, including, but not limited to, diagnosis related group ("DRG") coding (commonly referred to as "upcoding") relating to bills submitted for medical services, (ii) allegedly improper outpatient laboratory billing (e.g., unbundling of services, medically unnecessary tests), (iii) inclusion of allegedly improper items in cost reports submitted as a basis for reimbursement under Medicare, Medicaid, Medi-Cal and similar government programs for all cost reports relating to periods ending on or prior to the Distribution Date (it being understood that the scope of this clause (iii) includes any stub period from the date of filing of any such cost report to the Distribution Date), (iv) arrangements with physicians and other parties that allegedly violate certain federal and state laws governing referral relationships, including fraud and abuse, anti-kickback and "Stark" laws, (v) allegedly improper acquisitions of home health care agencies and allegedly excessive billing for home health care services, and (vi) other allegedly improper billing and coding practices with respect to government programs; (y) proceedings commenced and claims asserted by private parties and described in Columbia/HCA's Annual Report on Form 10-K for the Fiscal Year ended

     December 31, 1998 (other than proceedings and claims generically described in such Form 10-K as matters arising in the ordinary course of business, except to the extent that any such proceeding or claim is covered by an insurance policy maintained by Columbia/HCA and listed on Exhibit D hereto), and (z) proceedings commenced and claims asserted, whether before or after the Distribution Date, by Governmental Authorities and private parties arising from acts, practices or omissions engaged in prior to the Distribution Date and relating to the subjects of the proceedings referred to in clauses (x) and (y) above or otherwise relating to any violation or alleged violation of a federal or state law which gives rise to a claim of fraud in the billing for and/or delivery of healthcare services.

                    (c) It is agreed by the parties hereto that any positive recovery which results from resolution of a proceeding or claim which is an Indemnified Matter for the purposes of the indemnification specified in
     Section 5.1(a) hereof shall be for the sole benefit of Columbia/HCA.
     --------------

                    (d) Notwithstanding the definition of "Losses" herein, to the extent that, solely as a result of an Indemnified Matter, any hospital owned and operated by, or leased and operated by, LifePoint or Triad as of the date of issuance of an Exclusion Order (as defined herein) is permanently excluded from participation in the Medicare and Medicaid programs by a final and nonappealable order issued by HCFA or by the OIG (an "Exclusion Order"), then Columbia/HCA shall make a cash payment to LifePoint or Triad, as the case may be, in respect of each hospital so excluded (each, an "Excluded Hospital") in an amount , if positive, equal to (x) five multiplied by the Excluded Hospital's 1998 EBITDA as set forth on Annex A hereto less (y) the net proceeds of the sale or other disposition of such Excluded Hospital. Such payment shall be made by Columbia/HCA within 30 days following the date of the sale or other disposition of the Excluded Hospital.

               Section 5.2.  Indemnification by LifePoint. Except as otherwise
                             ----------------------------
specifically set forth in any provision of this Agreement or of any Ancillary Agreement, LifePoint shall, to the fullest extent permitted by law, indemnify and hold harmless the Columbia/HCA Indemnitees and the Triad Indemnitees from and against any and all Losses of the Columbia/HCA Indemnitees and the Triad Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (a) the LifePoint Liabilities or (b) the breach by LifePoint or, after giving effect to the Restructuring Transactions and the Distribution, any of its Subsidiaries, of any contractual obligation arising under this Agreement, any of the Ancillary Agreements, or any of the Conveyancing and Assumption Instruments.

               Section 5.3.  Indemnification by Triad. Except as otherwise
                             ------------------------
specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Triad shall, to the fullest extent permitted by law, indemnify and hold harmless the Columbia/HCA Indemnitees and the LifePoint Indemnitees from and against any and all Losses of the Columbia/HCA Indemnitees and the LifePoint Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (a) the Triad Liabilities or
(b) the breach by Triad or, after giving effect to the Restructuring Transactions and the Distribution, any of its Subsidiaries, of any contractual obligation arising under this Agreement, any of the Ancillary Agreements, or any of the Conveyancing and Assumption Instruments.

               Section 5.4.  Limitations on Indemnification Obligations.
                             ------------------------------------------

                       (a)   Reductions for Insurance Proceeds and Other
                             -------------------------------------------
     Recoveries. The amount that any party (an "Indemnifying Party") is or may
     ----------
     be required to pay to any person (an "Indemnitee") pursuant to Section 5.1,
                                                                    -----------
     Section 5.2 or Section 5.3 above, as applicable, shall be reduced
     -----------    -----------
     (retroactively or prospectively)---by any Insurance Proceeds, other amounts actually recovered from third parties, or amounts recovered pursuant to any Ancillary Agreement, by or on behalf of such Indemnitee in respect of the related Losses. Each of the parties agrees that it shall use its best efforts to collect any such Insurance Proceeds or other amounts to which it or any of its Subsidiaries may be entitled. The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Loss shall not delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party; rather, the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. No insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims for which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation arising under the foregoing indemnification provisions. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of such Indemnifying Party and promptly shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Loss.


                       (b)   Adjustments for Taxes. The amount of any Loss shall
                             ---------------------
     be: (i) increased (retroactively or prospectively) to take into account any net Tax cost actually incurred by an Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase); and
     (ii) reduced (retroactively or prospectively) to take into account any net Tax benefit actually realized by an Indemnitee arising from the incurrence or payment of any such Loss. In computing the amount of such Tax cost or Tax benefit, an Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any payment with respect to any such Loss or the incurrence or payment of any such Loss. If an Indemnitee shall have received or accrued the payment required by this Agreement from an Indemnifying Party and shall subsequently actually realize any net Tax benefit arising from the incurrence or payment of such Loss, then such Indemnitee promptly shall pay to such Indemnifying Party a sum equal to the amount of such net Tax benefit, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Loss.

                       (c)  Reductions for Subsequent Recoveries or Other
                            ---------------------------------------------
     Events. In addition to any adjustments required pursuant to Section 5.4(a)
     ------                                                      -------------
     or Section 5.4(b) above, if the amount of any Loss shall, at any time
        -------------
     subsequent to any indemnification payment made by an Indemnifying Party pursuant to this Article V, be reduced by recovery, settlement or
                      ---------
     otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Article V in respect of such
                                                   ---------
     Loss.

                       (d)  Assignment of Claims for Contribution and/or
                            --------------------------------------------
     Indemnification. Upon the request of an Indemnifying Party, an Indemnitee
     ---------------
     shall assign to the Indemnifying Party any and all claims of such Indemnitee for contribution and/or indemnification against any party (other than another Indemnitee) arising out of the claim for which indemnity is sought.

          Section 5.5.  Procedures Regarding Indemnification.
                        ------------------------------------

                  (a)  Notice of Third Party Claims. If a claim or demand is
                       ----------------------------
     made against an Indemnitee by any person who is not a party hereto or a Subsidiary of a party hereto (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within fifteen business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.


                  (b)  Legal Defense of Third Party Claims. If a Third Party
                       -----------------------------------
     Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the

     Indemnifying Party so elect to assume the defense of a Third Party
     Claim, the Indemnifying Party shall, within 30 days of its receipt of notice of such Third Party Claim from Indemnitee (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in the judgment of the Indemnifying Party, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claims which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during any period during which the Indemnitee shall have failed to have given notice of the Third Party Claim as required above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnifying Party shall have the right to settle such action or claim on such terms as it deems appropriate, and all of the Indemnitees shall fully and completely cooperate with the Indemnifying Party in the defense of such action or claim and shall provide the Indemnifying Party with access (including access to employees of the Indemnitees) and copying rights during normal business hours to all records, books, contracts, instruments, computer data and other information in the possession of the Indemnitees which is reasonably required in connection with the defense of such action or claim. It is understood and agreed that wherever in this Section 5. 5 reference is made to the payment
                                  -------------
     of fees and expenses of counsel for the Indemnitee by the Indemnifying Party, the Indemnifying Party shall not, in connection with any Third Party Claim or any group of separate but substantially similar Third Party Claims arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees.

                       (c)  Settlement of Third Party Claims. Except as
                            --------------------------------
     otherwise provided in this Section 5.5 or as otherwise specifically
                                -----------
     provided in any Ancillary Agreement, unless and until the Indemnifying Party has failed to assume the defense of any Third Party Claim within thirty days of its receipt of notice of such Third Party Claim from Indemnitee (or sooner if the nature of the Third Party Claim so requires), then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If, upon expiration of 30 days from the date that the Indemnifying Party receives notice of a Third Party Claim from Indemnitee, the Indemnifying Party has not notified the Indemnitee of its election to assume the defense of such Third Party Claim, then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, and the Indemnifying Party shall then have the option within fifteen days following receipt of such notice to:

                    (A)  approve and agree to pay the settlement;

                    (B) approve the amount of the settlement, reserving the right to contest the Indemnitee's right to indemnity pursuant to this Agreement; or

                    (C) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith, and the Indemnifying Party shall furnish reasonable assurance that it will discharge such responsibility).

               (d)  Other Claims.  Any claim on account of a Loss which does not
                    ------------
     result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of fifteen days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such fifteen-day period, or if such Indemnifying Party rejects such claim in whole or in part, then such Indemnitee shall be free to pursue such remedies as may be available to it under this Agreement.

          Section 5.6.  Indemnification Payments.  Amounts for which payment is
                        ------------------------
required to be made by any party pursuant to this Article V shall be reflected
                                                  ---------
on the Monthly Statements to be prepared by each of LifePoint and Triad pursuant to Section 8.1(f) hereof, as and when bills are received or loss, liability,
   --------------
claim, damage or expense is incurred or recovery is made. Such amounts shall be adjusted to reflect addition or deduction of any Reconciling Payment required to be made pursuant to Section 8.1(f) and such payments shall be made at the times
                    --------------
and in the manner provided in Section 8.1(f).
                              --------------

          Section 5.7.  Cooperation of the Parties with Respect to Actions and
                        ------------------------------------------------------
Third Party Claims.
------------------

               (a)  Identification of Party in Interest.  Any party to this
                    -----------------------------------
     Agreement that has responsibility for an Action or Third Party Claim shall identify itself as the true party in interest with respect to such Action or Third Party Claim and shall use its reasonable efforts to obtain the dismissal of any other party to this Agreement from such Action or Third Party Claim.

               (b)  Disputes Regarding Responsibility for Actions and Third
                    -------------------------------------------------------
     Party Claims. If there is uncertainty or disagreement concerning which
     ------------
     party to this Agreement has responsibility for any Action or Third Party Claim, the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Action or Third Party Claim:

                    (i) The parties in disagreement over the responsibility for an Action or Third Party Claim shall exchange brief written statements setting forth their position concerning which party has responsibility for the Action or Third Party Claim in accordance with the provisions of this Article V. These statements shall be exchanged
                                 ---------
          within ten days of a party putting another party on written notice that such other party is or may be responsible for the Action or Third Party Claim.

                    (ii) If, within ten days of the exchange of the written statement of each party's position, agreement is not reached on responsibility for the Action or Third Party Claim, the General Counsel for each of the parties in disagreement over responsibility for the Action or Third Party Claim shall meet (which meeting may be by telephone or in person) to attempt to reach agreement on responsibility for the Action or Third Party Claim.

               (c)  Effect of Failure to Follow Procedure.  Failure to follow
                    -------------------------------------
     the procedure set forth in Section 5.7(b) above shall not affect the rights
                                --------------
     and responsibilities of the parties as established by the other provisions of this Article V.
             ---------

               (d)  Exchange of Information.  In connection with the handling of
                    -----------------------
     current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including, but not limited to, the attorney-client, work product, executive, deliberative process, or self-evaluation privileges.

          Section 5.8.  Contribution.  To the extent that any indemnification
                        ------------
provided for under Section 5.1, Section 5.2 or Section 5.3 above is unavailable
                   -----------  -----------    -----------
to an Indemnitee or is insufficient in respect of any Loss of such Indemnitee, then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnitee in respect of such Loss, shall contribute to the amount paid or payable by such Indemnitee as a result of such Loss (a) in such proportion as is appropriate to reflect the relative value of the business owned or held by the Indemnifying Party immediately after giving effect to the Distribution, on the one hand, and the value of the business owned or held by the Indemnitee immediately after giving effect to the Distribution, on the other hand, or

(b) if the allocation provided by clause (a) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative sizes of the parties referred to in clause (a) above but also the relative fault of the Indemnifying Party, on the one hand, and of the Indemnitee, on the other hand, in connection with the action, inaction, statements or omissions that resulted in such Loss as well as any other relevant equitable considerations.

          Section 5.9.  Survival of Indemnities; Exclusive Remedy. The
                        -----------------------------------------
indemnification obligations of Columbia/HCA, LifePoint and Triad under this
Article V shall survive the sale or other transfer by any of them of any Assets
---------
or businesses or the assignment by any of them of any Liabilities, with respect to any Loss by any Indemnitee related to such Assets, businesses or Liabilities; provided, however, that the indemnification obligations set forth herein shall be terminated to the extent that any Indemnitee seeks indemnification in respect of a matter in which the procedures regarding indemnification set forth in this
Article V (including the provision of Section 5.5 above requiring that an
---------                             -----------
Indemnifying Party be given the opportunity to assume and control the defense of any Third Party Claim) shall not have been followed. The indemnification provided for in this Article V shall be the exclusive remedy in any action
                     ---------
seeking damages or any other form of monetary relief brought by any party to this Agreement against another party.


                                  ARTICLE VI

                             ANCILLARY AGREEMENTS

          Section 6.1.  Generally.  Except as provided in Section 5.4 above
                        ---------                         -----------
relating to adjustment of indemnification amounts for insurance proceeds and net Tax benefits or detriments, all matters relating to the subject matter of each Ancillary Agreement shall be governed exclusively by such Ancillary Agreement, and the provisions of such Ancillary Agreement shall govern in the event of any inconsistency with this Agreement.


                                  ARTICLE VII

                              ACCOUNTING MATTERS

          Section 7.1.  Settlement of Intercompany Accounts.
                        -----------------------------------

               (a)  Settlement of Intercompany Accounts Between LifePoint Group
                    -----------------------------------------------------------
     and Columbia/HCA Group.  All intercompany receivables, payables and loans
     ----------------------
     (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between the LifePoint Group, on the one hand, and the Columbia/HCA Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of the Columbia/HCA Group and the LifePoint Group.

               (b)  Settlement of Intercompany Accounts Between Triad Group and
                    -----------------------------------------------------------
     Columbia/HCA Group. All intercompany receivables, payables and loans (other
     ------------------
     than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between the Triad Group, on the one hand, and the Columbia/HCA Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of the Columbia/HCA Group and the Triad Group.

               (c)  Settlement of Intercompany Accounts Between LifePoint Group
                    -----------------------------------------------------------
     and Triad Group. All intercompany receivables, payables and loans (other
     ---------------
     than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between the LifePoint Group, on the one hand, and the Triad Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of the LifePoint Group and the Triad Group.

          Section 7.2.  Allocation of Prepaid Items and Reserves.  All prepaid
                        ----------------------------------------
items and reserves that have been maintained by Columbia/HCA on a consolidated basis but that relate in part to Assets or Liabilities of the LifePoint Group or the Triad Group shall be allocated among the Columbia/HCA Group, the LifePoint Group and the Triad Group in such manner as shall be determined by Columbia/HCA in its sole discretion.

          Section 7.3.  Financial Accounting Treatment of Assets Transferred and
                        --------------------------------------------------------
Liabilities Assumed.  Solely for financial accounting purposes, any transfer of
-------------------
Assets of the Columbia/HCA Group to the LifePoint Group or the Triad Group pursuant to this Agreement shall constitute contributions by Columbia/HCA to the capital of LifePoint or Triad, as the case may be, and any assumption by the LifePoint Group or the Triad Group of Liabilities of the Columbia/HCA Group pursuant to this Agreement, net of Assets received, shall be treated as a distribution by LifePoint or Triad, as the case may be, to Columbia/HCA.

          Section 7.4.  Other Accounting Matters.  Exhibit J hereto sets forth
                        ------------------------   ---------
the agreement of Columbia/HCA, LifePoint and Triad as to the payment of and financial responsibility for certain matters.


                                 ARTICLE VIII

                       INDEMNIFICATION AND OTHER MATTERS
                        RELATING TO GOVERNMENT PROGRAMS

          Section 8.1.  Indemnification and Other Matters Relating to Pre-
                        --------------------------------------------------
Distribution Period Cost Reports.
--------------------------------

               (a) Each of LifePoint and Triad shall be responsible for filing Medicare provider, Medicaid provider, Medi-Cal provider, Champus/Tricare provider, and cost-based Blue Cross provider cost reports ("Cost Reports") in respect of its respective hospitals and other health care facilities ("Facilities") relating to periods ending on or prior to the Distribution Date ("Pre-Distribution Periods"). Columbia/HCA shall indemnify and hold harmless each of LifePoint and Triad for all payments which it or any member of its Group is required to make in respect of Cost Report payables relating to Pre-Distribution Periods, and each of LifePoint and Triad shall indemnify and hold harmless Columbia/HCA for and pay over to Columbia/HCA any amount received by it or any member of its Group in respect of Cost Report receivables relating to Pre-Distribution Periods. The first payment due to be made hereunder to and from Columbia/HCA, on the one hand, and to and from each of LifePoint and Triad, on the other hand, shall be determined in respect of the period between the Distribution Date and May 31, 1999, and payments due to be made hereunder shall thereafter be determined and paid on a monthly basis, all as provided in Section 8.1(f)
                                                                --------------
     below. Each of LifePoint, Triad and Columbia/HCA will account for the arrangement provided for in this Section 8.1(a) in a manner intended to reflect the retention of all operating income statement impacts arising from Pre-Distribution Cost Reports by Columbia/HCA.

               (b) Columbia/HCA shall retain all rights to Medicare, Medicaid, Medi-Cal, Champus/Tricare, and cost-based Blue Cross reimbursement for all appeal issues relating to Pre-Distribution Periods. Columbia/HCA shall have sole discretion to initiate and pursue any individual and group appeal issue for Cost Reports relating to Pre-Distribution Periods; however, Columbia/HCA, LifePoint and Triad will cooperate in discussing new appeal issues. Each of LifePoint and Triad agrees to indemnify and hold harmless Columbia/HCA for and pay over to Columbia/HCA any payment received by it or any member of its Group in respect of appeal issues relating to Pre-Distribution Periods. Such payment over to Columbia/HCA shall be made within 30 days of the receipt of such payment by LifePoint or Triad, as the case may be.

               (c) Each of LifePoint and Triad shall appoint Columbia/HCA as the third party representative for all hearings on group and individual appeal issues relating to Pre-Distribution Periods. Each of LifePoint and Triad acknowledges that all correspondence (such as audit adjustments, Notices of Program Reimbursement, etc.) relating to such appeal issues will be forwarded within seven business days of receipt to the Columbia/HCA Director of Appeals or to such other representative of Columbia/HCA as may be specified in writing by Columbia/HCA. Each of LifePoint and Triad further agrees that if failure to forward such documentation on a timely basis results in loss of an appeal issue, then LifePoint and/or Triad, as the case may be, shall indemnify and hold harmless Columbia/HCA for and pay over to Columbia/HCA an amount reasonably determined by Columbia/HCA to represent the amount of lost reimbursement resulting from such loss of an appeal issue.

               (d) Prior to the preparation of the Cost Reports relating to Pre-Distribution Periods, each of LifePoint and Triad shall obtain information and data from Columbia/HCA on appeal issues that are to be included in such Cost Reports. Any portion of such Cost Reports relating to such appeal issues shall be prepared on a basis consistent with directions from Columbia/HCA. Drafts of all Cost Reports relating to Pre-Distribution Periods shall be submitted by LifePoint and Triad to Columbia/HCA for review and approval before such Cost Reports are filed with the Medicare, Medicaid, Medi-Cal, Champus/Tricare and cost-based Blue Cross fiscal intermediaries, and no Cost Report relating to a Pre-Distribution Period shall be filed by LifePoint or Triad prior to approval of such Cost Report by Columbia/HCA. The parties agree that, with respect to any Cost Report related to a Pre-Distribution Period which is due to be filed after June 30, 1999, a draft shall be furnished to Columbia/HCA for its review not less than 30 days prior to the date that such Cost Report is due to be filed, and Columbia/HCA shall provide its comments on such draft within 14 days of its receipt of the draft. Each of LifePoint and Triad shall be responsible for the completion of the Columbia/HCA Home Office Workpaper set applicable to Home Office Cost Statements relating to Pre-Distribution Periods and shall submit such workpaper set to the Columbia/HCA Assistant Vice President of Home Office or to such other representative of Columbia/HCA as may be specified by Columbia/HCA. Each of LifePoint and Triad agrees that it will not file or cause to be filed any amended Cost Report relating to a Pre-Distribution Period without the prior written consent of Columbia/HCA, and further agrees that it will file any amendment to a Cost Report relating to a Pre-Distribution Period which it is requested to file by Columbia/HCA. Each of LifePoint and Triad agrees to provide Columbia/HCA with monthly status reports in a form reasonably requested by Columbia/HCA setting forth a description of all activity in respect of Cost Reports relating to Pre-Distribution Periods together with copies of all related documentation received by it or any of its Facilities (except to the extent that such documentation has previously been provided to Columbia/HCA).

               (e)  Notwithstanding the provisions of Section 9.1 below, all
                                                      -----------
     information, documents and records relating to Medicare, Medicaid, Medi-Cal, Champus/Tricare and cost-based Blue Cross receivables and payables which relate to Pre-Distribution Periods shall be the property of Columbia/HCA. Each of LifePoint and Triad agrees to take all necessary action, at its expense, to transfer or cause to be transferred to Columbia/HCA, as soon as practicable following the Distribution Date, all of such materials in its possession. Prior to the transfer of such information, documents and records to Columbia/HCA, each of LifePoint and Triad may make copies of such materials for its own use, but shall not deliver copies of such materials to any other party, including, without limitation, any consultant or any potential buyer of a Facility, without the prior written consent of Columbia/HCA.

               (f) For any period (initially, the period between the Distribution Date and May 31, 1999, and thereafter, each calendar month) in which the amount of payments in respect of Cost Reports relating to Pre-Distribution Periods received by LifePoint or Triad exceeds the aggregate amount of payments made by it, then LifePoint or Triad shall be obligated pursuant to Section 8.1(a) above to make a cash payment to Columbia/HCA
                 --------------
     equal to the difference between the aggregate amount of payments received by it and the aggregate amount of payments made by it, and for any calendar month in which the amount of payments in respect of Cost Reports relating to Pre-Distribution Periods made by LifePoint or Triad exceeds the aggregate amount of payments received by it, then Columbia/HCA shall be obligated pursuant to Section 8.1(a) above to make a cash payment to
                           -------
     LifePoint or Triad equal to the difference between the aggregate amount of payments made by LifePoint or Triad and the aggregate amount of payments received by LifePoint or Triad (in either case, a "Reconciling Payment"). Within 20 days of the end of each calendar month, each of LifePoint and Triad shall provide to Columbia/HCA a statement (the "Monthly Statement") summarizing all payments made by it, and all payments received by it, during such month in respect of Cost Reports relating to Pre-Distribution Periods, and setting forth the amount of the Reconciling Payment to be made by it to Columbia/HCA or by Columbia/HCA to it, as the case may be. The Monthly Statements prepared by LifePoint and Triad shall also reflect any payments to be made by LifePoint or Triad to Columbia/HCA, or by Columbia/HCA to LifePoint or Triad, pursuant to the provisions of Article V hereof. If Columbia/HCA does not provide notice of disagreement within 15 days following its receipt of a Monthly Statement, the Monthly Statement shall become final and binding, and the party obligated to make the Reconciling Payment provided for therein, and any other payment provided for therein, shall make such payment within 10 days of the date that the Monthly Statement becomes final and binding. A notice of disagreement with the Monthly Statement shall provide reasonable detail of the nature of the disagreement. During the 15 day period following receipt of a notice of disagreement, Columbia/HCA and LifePoint or Triad, as the case may be, shall attempt to resolve any differences they may have with respect to any matters specified in the notice of disagreement. If at the end of such 15 day period the parties have reached agreement with respect to the matters identified in the notice of disagreement, the Monthly Statement (as adjusted to reflect such agreement) shall be final and binding, and the party obligated to make the Reconciling Payment provided for therein, and any other payment provided for therein, shall make such payment within 10 days of the date that the Monthly

     Statement becomes final and binding. If at the end of such 15 day period the parties have not reached agreement with respect to the matters identified in the notice of disagreement, then (i) any Reconciling Payment or other payment (or portion thereof) which would be required to be made by any party under the Monthly Statement if the disputed matter or matters were resolved in its favor shall be made and (ii) resolution of the disputed matter or matters shall be governed by the applicable provisions of Article XI hereof.

          Section 8.2.  Matters Relating to Post-Distribution Period Cost
                        -------------------------------------------------
Reports.
-------

               (a) Each of Columbia/HCA, LifePoint and Triad shall be responsible for filing Medicare provider, Medicaid provider, Medi-Cal provider, Champus/Tricare provider, and cost-based Blue Cross provider Cost Reports in respect of its Facilities relating to periods ending after the Distribution Date ("Post-Distribution Periods"), and each shall be entitled to, or be responsible for, any receivables or payables in respect of Cost Reports relating to Post-Distribution Periods.

               (b) Each of Columbia/HCA, LifePoint and Triad shall be responsible for its own separate and distinct Medicare, Medicaid, Medi-Cal, Champus/Tricare and cost-based Blue Cross appeal functions (including, without limitation, the protection of appeal rights and the filing of appeal requests) relating to any Post-Distribution Period; provided, however, that if Medicare, Medicaid, Medi-Cal, Champus/Tricare and/or cost-based Blue Cross group appeal cases can be or are required to be consolidated for Cost Reports relating to Post-Distribution Periods, each of Columbia/HCA, LifePoint and Triad agree to share the legal fees and expert witness fees on a pro rata basis based upon the amount of the reimbursement in dispute for the appeal cases for each party. Each party shall bear its own internal costs as related to such appeal. The decision to consolidate the cases shall be made through the mutual agreement of the parties affected by the appeal, and where cases are consolidated, such parties shall mutually agree as to the management of the appeal cases (including, without limitation, approval of position papers, attorneys to be used, expert witnesses and venue).

          Section 8.3.  Cooperation on Reimbursement Matters.
                        ------------------------------------

               (a) Each of LifePoint and Triad shall be responsible for furnishing, in a form reasonably requested by Columbia/HCA, all documentation required as part of the Medicare, Medicaid, Medi-Cal, Champus/Tricare and cost-based Blue Cross audits of Cost Reports relating to Pre-Distribution Periods and each agrees to assist in whatever way reasonably requested by Columbia/HCA in connection with resolutions of issues and disputes in connection with Medicare, Medicaid, Medi-Cal, Champus/Tricare and cost-based Blue Cross programs, including, without limitation, by providing witnesses and by causing the appropriate hospital financial officer to attend all exit conferences.

               (b) Each of LifePoint and Triad shall notify Columbia/HCA of all audits or other proceedings with respect to reimbursement through the Medicare, Medicaid, Medi-Cal, Champus/Tricare and cost-based Blue Cross programs for Cost Reports relating to Pre-Distribution Periods. Such notice shall be given within 48 hours after LifePoint's or Triad's corporate office is notified of the scheduling of such audit or proceeding. Columbia/HCA shall also be provided with all correspondence relating to such proceedings (such as proposed audit adjustments) within seven business days of receipt. No action shall be taken by LifePoint or Triad with regard to such audits or other proceedings (except for the provision of requested documentation at the Facility level) without the prior written consent of Columbia/HCA.

          Section 8.4.  Limitation.  The obligations of Columbia/HCA pursuant to
                        ----------
Section 8.1(a) above to indemnify LifePoint and Triad for payments which they
--------------
are required to make in respect of one or more Cost Reports relating to Pre-Distribution Periods shall be terminated in the event that LifePoint or Triad, as the case may be, fails to comply in all material respects with the procedures regarding such Cost Reports, appeal issues, cooperation and related matters set forth in this Article VIII.

                                  ARTICLE IX

                       CORPORATE RECORDS AND INFORMATION

          Section 9.1.  Provision, Transfer and Delivery of Applicable Corporate
                        -------------------------------------------------------
Records.  Except as otherwise provided herein or in any Ancillary Agreement:
-------

               (a)  Provision, Transfer and Delivery of Columbia/HCA Group
                    ------------------------------------------------------
     Records. Each of LifePoint and Triad shall take all necessary action to
     -------
     transfer, or cause to be transferred, as soon as practicable following the Distribution Date (at Columbia/HCA's expense) to Columbia/HCA, the Books and Records in its or its Subsidiaries' possession that relate primarily to the Columbia/HCA Group Business or are necessary to operate the Columbia/HCA Group Business (collectively, the "Columbia/HCA Group Records"), except to the extent such items are already in the possession of the Columbia/HCA Group. The Columbia/HCA Group Records shall be the property of Columbia/HCA, but shall be available pursuant to Section 9.2
                                                                  -----------
     below to each of LifePoint and Triad for review and copying.

               (b)  Provision, Transfer and Delivery of LifePoint Group Records.
                    -----------------------------------------------------------
     Columbia/HCA and Triad shall take all necessary action to transfer, or cause to be transferred, as soon as practicable following the Distribution Date (at LifePoint's expense) to LifePoint, the Books and Records in its or its Subsidiaries' possession that relate primarily to the LifePoint Group Business or are necessary to operate the LifePoint Group Business (collectively, the "LifePoint Group Records"), except to the extent such items are already in the possession of the LifePoint Group. The LifePoint Group Records shall be the property of LifePoint, but shall be available pursuant to Section 9.2 below
                                                               -----------
     to each of Columbia/HCA and Triad for review and copying.

               (c)  Provision, Transfer and Delivery of Triad Group Records.
                    -------------------------------------------------------
     Each of Columbia/HCA and LifePoint shall take all necessary action to transfer, or cause to be transferred, as soon as practicable following the Distribution Date (at Triad's expense) to Triad, the Books and Records in its or its Subsidiaries' possession that relate primarily to the Triad Group Business or are necessary to operate the Triad Group Business (collectively, the "Triad Group Records"), except to the extent such items are already in the possession of the Triad Group. The Triad Group Records shall be the property of Triad, but shall be available pursuant to Section
                                                                        -------
     9.2 below to each of Columbia/HCA and LifePoint for review and copying.
     ---

          Section 9.2.  Access to Information.  From and after the Distribution
                        ---------------------
Date, each of Columbia/HCA, LifePoint and Triad shall afford one another (including each party's accountants, counsel and other designated representatives) reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and copying rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information in its possession relating to its business and affairs, insofar as such access is reasonably required, including, without limitation, for audit, accounting and litigation purposes. Any copying expense shall be borne by the party requesting such copying. Notwithstanding the foregoing, no party shall have the right to access any patient information or medical records to the extent that such access, in the reasonable judgment of the party requested to provide such access, would not be permitted by applicable Law or otherwise would violate obligations related to patient confidentiality.

          Section 9.3.  Confidentiality.
                        ---------------

               (a)  General Restriction on Disclosure. Each of Columbia/HCA,
                    ---------------------------------
     LifePoint and Triad shall take all necessary action to hold, and shall cause its (and its respective Subsidiaries') consultants, advisors and other representatives to hold, in strict confidence all information concerning each other party hereto and such other party's Subsidiaries in its possession, custody or control to the extent such information either:

                    (i)    relates to the period up to the Distribution Date;

                    (ii)   is obtained pursuant to Section 9.2 above;
                                                   -----------

                    (iii)  relates to any Ancillary Agreement; or

                    (iv) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement,

     and each party hereto shall (and shall cause each of its respective Subsidiaries to) refrain from otherwise releasing or disclosing such information to any other person, except for such person's auditors, attorneys, financial advisors, bankers and other consultants and advisors, without the prior written consent of the other affected party or parties.

               (b)  Exceptions to Confidential Treatment.  Notwithstanding
                    ------------------------------------
     Section 9.3(a) above, no party hereto shall be prohibited from using or
     --------------
     permitting the use of and no party shall be required to hold in confidence any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information was used or held for use in such party's business (and in no other party's business) prior to the Distribution Date, (iii) such information is, after the Distribution Date, lawfully acquired by such party from sources other than a party hereto or a Subsidiary of a party hereto, (iv) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such party, or (v) such information is necessary for such party to investigate, evaluate, defend or prosecute any claim or Action involving any other party hereto. To the extent that a party hereto (or any of its Subsidiaries or, to the knowledge of such party or Subsidiary, any current or former employee of such party or Subsidiary) is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information required to be kept confidential pursuant to this Section 9.3, such party agrees to take all
                                   -----------
     necessary action to maintain, or cause to be maintained (or in respect of a current or former employee, to take all reasonable action as is necessary to cause such employee to maintain), the confidentiality of such information and to provide prompt notice to any of (i) Columbia/HCA, if such information relates to the Columbia/HCA Group Business or to the Columbia/HCA Liabilities or the Indemnified Matters, (ii) LifePoint, if such information relates to the LifePoint Group Business or to the LifePoint Liabilities, or (iii) Triad, if such information relates to the Triad Group Business or to the Triad Liabilities, so that the party or parties to which the information pertains may seek an appropriate protective order or waive the notifying party's compliance with this
     Section 9.3(b).  If, in the absence of a protective order or the receipt of
     --------------
     a waiver hereunder, the person which has received such a request is, nonetheless, in the reasonable written opinion of counsel, legally required to disclose such information, such person may disclose such information, and no party shall be liable pursuant to this Section 9.3(b); provided,
                                                   --------------
     that such person furnishes only that portion of the information which such person is advised by counsel to disclose and exercises its reasonable efforts to obtain assurance that confidential treatment will be accorded to the disclosed portion of the information. Notwithstanding the foregoing, each party will be permitted to disclose confidential information in any proceeding in which such party is in an adversarial position to any other party to this Agreement.

          Section 9.4.  Litigation Cooperation.  Each of Columbia/HCA, LifePoint
                        ----------------------
and Triad shall use its best efforts to make available to one another, upon written request of a party hereto, its Group's officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, legislative, administrative or other proceedings arising out of the business of such requesting party prior to the Distribution Date in which the requesting party may from time to time be involved. In the event that any party provides witnesses pursuant to this Section 9.4, it shall be entitled to reimbursement
                           -----------
from the requesting party for all reasonably incurred out-of-pocket costs and expenses, but not including internal time charges.

          Section 9.5.  Retention of Records.  Except when a longer period is
                        --------------------
required by Law or is specifically provided for herein or in any Ancillary Agreement, each party hereto shall take all necessary action to keep, or cause to be kept, in its original form, for a period of at least fifteen years following the Distribution Date, all material information (including, without limitation, all material Books and Records) relating to such party's Group and its operations prior to the Distribution Date; provided, however, that any party hereto may offer in writing to deliver to the other parties all or a portion of such information as it relates to the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly arrange for the delivery of such information (or copies thereof) to each accepting party (at the expense of such accepting party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering party at any time thereafter; provided, however, that no information shall be destroyed or disposed of prior to the date that Columbia/HCA shall notify LifePoint and Triad that the Government Investigations have been concluded. With regard to patient records, each party hereto shall maintain the patient records held at each of its Facilities (or delivered to it pursuant hereto) relating to periods prior to the Distribution Date in accordance with applicable Law (including, if applicable, 42 U.S.C. Section 1395
(V)(I)(i)), and requirements of relevant insurance carriers, and in a manner consistent with its maintenance of patient records generated at its Facilities after the Distribution Date. Each party acknowledges that as a result of operating the Facilities it will gain access to patient and other information which is subject to rules and regulations regarding confidentiality, and agrees to abide by such rules and regulations with regard to such confidential information.

          Section 9.6.  Privileged Matters.
                        ------------------

               (a)  Privileged Information.  Each of the parties hereto shall
                    ----------------------
     reasonable action as is necessary to maintain, preserve, protect and assert, or cause to be maintained, preserved, protected and asserted, all privileges, including, without limitation, all privileges arising under or relating to the attorney-client relationship (including, but not limited to, the attorney-client and attorney work product privileges), that relate directly or indirectly to the business of any other Group for any period prior to the Distribution Date ("Privilege" or "Privileges"). Columbia/HCA shall be entitled in perpetuity to require the assertion or to decide whether to consent to the waiver of any and all Privileges which relate primarily to the Columbia/HCA Liabilities or the Indemnified Matters; LifePoint shall be entitled in perpetuity to require the assertion or to decide whether to consent to the waiver of all Privileges which relate primarily to the LifePoint Liabilities; and Triad shall be entitled in perpetuity to require the assertion or to decide whether to consent to the waiver of all Privileges which relate primarily to the Triad Liabilities. Each of the parties hereto shall use the same degree of care as it would use with respect to its own Privileges, so as not to waive, or permit to be waived, any such Privilege that could be asserted under applicable Law without the prior written consent of the other party or parties having the right to assert or waive such Privilege pursuant to this Section 9.6(a).
                                     --------------

               (b)  Shared Privileges.
                    -----------------

                    (i) The parties hereto agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 9.6(b)(i), with respect to all Privileges
                               -----------------
          not allocated pursuant to the terms of Section 9.6(a) above. All
                                                 --------------
          Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve two or more of Columbia/HCA, LifePoint or Triad and in respect of which two or more of such parties retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege among them.

                    (ii) No party hereto may waive any Privilege which could be asserted under any applicable law, and in which any other party hereto has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in Section 9.6(c) below.
                                                          --------------
          Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty days after notice upon the other party requesting such consent.

                    (iii) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a Privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

               (c)  Compelled Disclosure.  To the extent that a party hereto (or
                    --------------------
     any of its Subsidiaries or, to the knowledge of such party or Subsidiary, any current or former employee of such party or Subsidiary) is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information under circumstances in which any Privilege would be available ("Privileged Information"), such party agrees to take all necessary action to assert, or cause to be asserted (or in respect of a current or former employee, to take all reasonable action as is necessary to cause such employee to assert), such Privilege in good faith and to provide prompt notice to any of (i) Columbia/HCA, if such Privileged Information relates to the Columbia/HCA Liabilities or the

     Indemnified Matters, (ii) LifePoint, if such Privileged Information relates to the LifePoint Liabilities, or (iii) Triad, if such Privileged Information relates to the Triad Liabilities, so that the party or parties to which the Privileged Information pertains may seek an appropriate protective order or waive the notifying party's compliance with this
     Section 9.6(c). If, in the absence of a protective order or the receipt of
     --------------
     a waiver hereunder, the person which has received such a request is, nonetheless, in the reasonable written opinion of counsel, legally required to disclose such Privileged Information or else stand liable for contempt or suffer other censure or penalty, such person may disclose such Privileged Information, and no party shall be liable pursuant to this
     Section 9.6(c); provided, that such person furnishes only that portion of
     --------------
     the Privileged Information which such person is advised by counsel to disclose and (ii) exercises its reasonable efforts to obtain assurance that confidential treatment will be accorded to the disclosed portion of the Privileged Information. Notwithstanding the foregoing, each party will be permitted to disclose Privileged Information in any proceeding in which such party is in an adversarial position to any other party to this Agreement.

               (d)  No Waiver.  The parties hereto agree that the transfer of
                    ---------
     any Books and Records or other information between the Columbia/HCA Group, the LifePoint Group, or the Triad Group shall be made in reliance on the agreements of Columbia/HCA, LifePoint and Triad, as set forth in Section
                                                                      -------
     9.3 above and this Section 9.6, to maintain the confidentiality of
     ---                -----------
     confidential information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to Section 9.1
                                                                     -----------
     above, the access to information being granted pursuant to Section 9.2
                                                                -----------
     above, the agreement to provide witnesses and individuals pursuant to
     Section 9.4 above and the transfer of Privileged Information to any party
     -----------
     hereto (or any of its Subsidiaries) pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section 9.6 or otherwise. Nothing in this Agreement shall operate to
          -----------
     reduce, minimize or condition the rights granted to each party in, or the obligations imposed upon each party by, this Section 9.6.
                                                  -----------

          Section 9.7.  Certain Matters.  Notwithstanding any other provision
                        ---------------
set forth in this Article IX or elsewhere herein, each of LifePoint and Triad
                  ----------
acknowledges the existence of the Government Investigations and of the proceedings and claims which constitute the Indemnified Matters, and each acknowledges that Columbia/HCA may need access to information regarding the LifePoint Group Business and the Triad Group Business for purposes of responding to the Government Investigations and the Indemnified Matters. Each of LifePoint and Triad agrees to provide all information which is requested by Columbia/HCA in connection with the Government Investigations and the Indemnified Matters, and that such information may be disclosed by Columbia/HCA to the representatives of the Governmental Authorities who are conducting the Government Investigations and otherwise may be disclosed as deemed to be appropriate by Columbia/HCA in connection with the Indemnified Matters. Each of LifePoint and Triad further agrees to provide representatives of the Governmental Authorities who are conducting the Government Investigations with direct, full and complete access to all of the LifePoint Group Records (in the case of LifePoint) and the

Triad Group Records (in the case of Triad) as well as the right to make copies of such records, and to permit representatives of such Governmental Authorities to remove original records upon reasonable notice and the substitution of copies for any records to be removed. Each of LifePoint and Triad also agrees to permit employees to speak with the representatives of such Governmental Authorities. Each of LifePoint and Triad agrees that, in connection with the Government Investigations, it will participate with Columbia/HCA in negotiating one or more Compliance Agreements.

                                   ARTICLE X

                             INTEREST ON PAYMENTS

     Section 10.1.  Interest on Payments.  Except as otherwise expressly
                    --------------------
provided in this Agreement, all payments by one party to the other under this Agreement shall be paid, by wire transfer of immediately available funds to an account in the United States designated by the recipient, within 30 days after receipt of an invoice or other written request for payment setting forth the specific amount due and a description of the basis therefor in reasonable detail. Any amount remaining unpaid beyond its due date, including disputed amounts that are ultimately determined to be payable, shall bear interest during the period that such amount remains unpaid (computed on the basis of a 360-day year of twelve 30-day months) at a fluctuating rate per annum equal to the prime commercial lending rate publicly announced by The Chase Manhattan Bank or any successor thereto at its principal office (or any alternative rate substituted therefor by such bank).

                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1.  Allocation of Costs and Expenses.  Except as otherwise set
                    --------------------------------
forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the Restructuring Transactions, the Distribution and the other transactions contemplated hereby, including, but not limited to, (i) the preparation, printing and filing of the LifePoint Form 10 and the Triad Form 10, (ii) the Listing of the LifePoint Common Stock and the Triad Common Stock, (iii) the preparation and negotiation of all of the documentation related to the Restructuring Transactions, the Distribution and the other transactions contemplated hereby, (iv) the preparation, printing and mailing of the Information Statement, (v) the preparation and filing of the private letter ruling request submission by Columbia/HCA to the IRS, and (vi) the engagement of Goldman, Sachs & Co. as financial advisor to Columbia/HCA in connection with Restructuring Transactions, the Distribution and the other transactions contemplated hereby, shall be charged to and paid by Columbia/HCA; provided, however, that each of LifePoint and Triad shall be solely responsible and liable for any fees, costs or other expenses that it separately and directly incurs in connection with any of the Restructuring Transactions, the Distribution or any of the other transactions contemplated by this

Agreement or any of the Ancillary Agreements. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

          Section 11.2.  Termination; Amendment.  This Agreement may be
                         ----------------------
terminated and the Distribution may be amended, modified or abandoned at any time prior to the consummation of the Distribution by and in the sole discretion of Columbia/HCA without the approval of LifePoint or Triad. In the event of such termination, amendment, modification or abandonment, no party hereto shall have any Liability of any kind to any other party or any other person. After the Distribution Date, this Agreement may not be terminated, amended or modified except by an agreement in writing signed by all of the parties hereto; provided, however, that only the signatures of Columbia/HCA and LifePoint shall be required to amend or modify this Agreement in a manner which affects only the rights and obligations hereunder as between Columbia/HCA and LifePoint, and only the signatures of Columbia/HCA and Triad shall be required to amend or modify this Agreement in a manner which affects only the rights and obligations hereunder as between Columbia/HCA and Triad.

          Section 11.3.  Disputes.
                         --------

               (a) Resolution of any and all disputes arising from or in connection with this Agreement, any Ancillary Agreement, any Conveyancing and Assumption Instrument or any transaction contemplated hereby or thereby, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall be resolved in accordance with this Section 11.3; provided, however, that a party
                                  ------------
          may, without prejudice to the provisions of this Section 11.3, file a
                                                           ------------
          complaint for statute of limitations reasons, or to seek a preliminary injunction or other provisional relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties shall continue to participate in good faith in the procedures specified in this Section
                                                                        -------
          11.3. All applicable statutes of limitations and defenses based upon
          ----
          the passage of time shall be tolled while the procedures set forth in this Section 11.3 are pending. The parties shall take such action, if
               ------------
          participate in good faith in the procedures specified in this Section
          11.3. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures set forth in this Section 11.3 are pending. The parties shall take such action, if
               ------------
          any, as is required to effectuate such tolling.

               (b) The parties shall use all reasonable efforts to amicably resolve any Dispute through direct discussions, and each party agrees that its senior management will respond promptly to notice of any such Dispute. Any party hereto may give another party written notice of any Dispute, which notice shall include a statement of the position of the party giving such notice and a summary of arguments supporting that position. Within 30 days after such written notice is received, one or more members of the senior management of each of the parties involved in the Dispute shall meet in Nashville, Tennessee to attempt in good faith to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

               (c) If the Dispute has not been resolved by negotiation pursuant to Section 11.3(b) above within 90 days of delivery of the first written
        ---------------
     notice, or if the senior management of the parties to the Dispute have failed to meet within 45 days after the date of delivery of such notice, then within 15 days thereafter, the chief executive officer of each of the parties involved in the Dispute shall meet in Nashville, Tennessee to attempt in good faith to resolve the Dispute.

               (d) If the Dispute has not been resolved by negotiation pursuant to Section 11.3(b) or (c) above within 120 days of delivery of the first
        ---------------    ---
     written notice, or if the chief executive officers of such parties have failed to meet when required pursuant to Section 11.3(c) above, then each
                                              ---------------
     party to the Dispute shall retain and thereafter may pursue all rights and remedies it may have at law or in equity in respect of such Dispute, including, without limitation, commencing any Action permitted by Law or, if the parties mutually shall agree, submitting such matter to be settled by arbitration.

          Section 11.4.  Consent to Jurisdiction.  Columbia/HCA, LifePoint and
                         -----------------------
Triad each hereby expressly (a) submits and consents in advance to the jurisdiction of any Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee with respect to any Actions arising out of or relating to this Agreement, (b) waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens, (c) agrees that all claims with respect to such Actions may be heard and determined in any Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee, (d) agrees not to commence any Action relating to this Agreement other than in a Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee, and (e) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          Section 11.5.  Waiver of Jury Trial.  EACH OF COLUMBIA/HCA, LIFEPOINT
                         --------------------
AND TRIAD ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS

CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5.
                                                                  ------------

          Section 11.6.  Notices.  All notices or other communications required
                         -------
or permitted under this Agreement shall be in writing and sufficient if sent by registered or certified mail, postage prepaid, addressed as provided below; or delivered personally, by private courier or fax, and followed by such mailing:

          If to Columbia/HCA, to


                    Columbia/HCA Healthcare Corporation
                    One Park Plaza
                    Nashville, Tennessee 37203
                    Telecopy:  (615) 344-2015
                    Attention:  Mr. Milton Johnson
                                Vice President and Controller

     with a copy to:

                    Columbia/HCA Healthcare Corporation
                    One Park Plaza
                    Nashville, Tennessee 37203
                    Telecopy:   (615) 344-2075
                    Attention:  Robert A. Waterman, Esq.
                                Senior Vice President and General Counsel

          If to LifePoint, to

                    LifePoint Hospitals, Inc.
                    4525 Harding Road
                    Suite 103
                    Nashville, Tennessee  37205
                    Telecopy:   (615) 344-6276
                    Attention:  Mr. Scott L. Mercy
                                Chairman and Chief Executive Officer
     with a copy to:

                    LifePoint Hospitals, Inc.
                    4525 Harding Road
                    Suite 103
                    Nashville, Tennessee  37205
                    Telecopy:   (615) 344-6272
                    Attention:  William F. Carpenter III, Esq.
                                Senior Vice President and General Counsel

          If to Triad, to

                    Triad Hospitals, Inc.
                    13455 Noel Road
                    20th Floor
                    Dallas, Texas  75240
                    Telecopy:    (972) 663-3945
                    Attention:   Mr. James D. Shelton
                                 Chairman and Chief Executive Officer

     with a copy to:

                    Triad Hospitals, Inc.
                    13455 Noel Road
                    20th Floor
                    Dallas, Texas  75240
                    Telecopy:    (972) 701-9604
                    Attention:   Donald P. Fay, Esq.
                                 Executive Vice President and General Counsel

          In each case, with a copy to:

                    Dewey Ballantine LLP
                    1301 Avenue of the Americas
                    New York, New York  10019-6092
                    Telecopy:    (212) 259-6333
                    Attention:   Morton A. Pierce, Esq.

Any party may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

          Section 11.7.  Entire Agreement.  This Agreement, together with the
                         ----------------
Ancillary Agreements and the exhibits and other documents delivered pursuant hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the exhibits or other documents delivered pursuant hereto. Nothing herein is intended to diminish any of the rights or obligations of any of the parties pursuant to the Tax Agreement, the Insurance Allocation and Administration Agreement, the Employee Benefits Agreement, any of the other Ancillary Agreements or any Conveyancing and Assumption Instrument.

          Section 11.8.   Assignment.  This Agreement shall inure to the benefit
                          ----------
of, and be binding upon, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns; provided, however, that no assignment of any rights or delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of each other party hereto; provided, further, that only the signatures of Columbia/HCA and LifePoint shall be required to effect an assignment in a manner which affects only the rights and obligations hereunder as between Columbia/HCA and LifePoint, and only the signatures of Columbia/HCA and Triad shall be required to effect an assignment in a manner which affects only the rights and obligations hereunder as between Columbia/HCA and Triad. Notwithstanding the foregoing, the indemnification by Columbia/HCA of the LifePoint Indemnitees and the Triad Indemnitees in respect of the Indemnified Matters provided for herein and the indemnification of LifePoint and Triad in respect of Pre-Distribution Cost Reports shall not be assignable, and no party shall request that Columbia/HCA consent to any such assignment.

          Section 11.9.   Survival of Agreements and Covenants.  Except as
                          ------------------------------------
otherwise expressly provided herein, all agreements and covenants of the parties hereto which are contained in this Agreement, together with the exhibits and other documents delivered pursuant hereto, shall survive the Distribution and remain operative and in full force and effect, regardless of any investigation heretofore or hereafter made by or on behalf of any of the parties hereto.

          Section 11.10.  No Third Party Beneficiaries.  Except as provided in
                          ----------------------------
Article V above (relating to Indemnitees), this Agreement is solely for the
---------
benefit of the parties hereto, and should not be construed to confer upon any other person any remedy, claim, liability, right of reimbursement, claim of action or other right.

          Section 11.11.  Waiver.  No delay or omission by any party hereto to
                          ------
exercise any right or power under this Agreement or pursuant to applicable law shall impair such right or power or be construed as a waiver thereof. A waiver by any party hereto of any of the covenants to be performed by any other party or any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. The failure by either party to enforce any term shall not be deemed to be a waiver of future enforcement of that or any other term of this Agreement.

          Section 11.12.  Severability.  In the event that any provision hereof
                          ------------
is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 11.13.  Governing Law. This Agreement shall be deemed to be
                          -------------
made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof.

          Section 11.14.  Counterparts.  This Agreement may be executed in any
                          ------------
number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          Section 11.15.  Headings.  The section headings contained in this
                          --------
Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each party hereto has duly executed this Agreement, or has caused this Agreement to be duly executed, as of the date first above written.


                              Columbia/HCA Healthcare Corporation


                              By:/s/ Thomas F. Frist, Jr.
                                 -----------------------------------------
                                        Thomas F. Frist, Jr., M.D.
                                 Chairman and Chief Executive Officer


                              LifePoint Hospitals, Inc.


                              By:/s/ Scott L. Mercy
                                 ----------------------------------------
                                           Scott L. Mercy
                                 Chairman and Chief Executive Officer


                              Triad Hospitals, Inc.


                              By:/s/ James D. Shelton
                                 ---------------------------------------
                                           James D. Shelton
                                 Chairman and Chief Executive Officer

                               List of Exhibits

                Exhibit                Description
                -------                -----------

               Exhibit A         Ancillary Agreements
               Exhibit B         LifePoint By-laws
               Exhibit C         LifePoint Certificate of Incorporation
               Exhibit D         Columbia/HCA Insurance Coverages
               Exhibit E         LifePoint Properties
               Exhibit F         Triad By-laws
               Exhibit G         Triad Certificate of Incorporation
               Exhibit H         Triad Properties
               Exhibit I         Certain Guarantees
               Exhibit J         Certain Accounting Matters

               Annex A           1998 EBITDA by Hospital

                                      A-1